                                EXHIBIT 10.18




                           FIRST FEDERAL OF MICHIGAN

                    SALARIED EMPLOYEES' PROFIT SHARING PLAN

                            (As Amended and Restated
                           Effective January 1, 1995)

                           FIRST FEDERAL OF MICHIGAN

                    SALARIED EMPLOYEES' PROFIT SHARING PLAN
              (As Amended and Restated Effective January 1, 1995)

                               TABLE OF CONTENTS


ARTICLE  SECTION                                             PAGE
-------  -------                                             ----
   I            ESTABLISHMENT OF PLAN AND CREATION OF TRUST.   2

  II            DEFINITIONS.................................   3

 III            ADMINISTRATION..............................  21
         3.01   Allocation of Responsibility Among
                Fiduciaries for Trust Administration........  21
         3.02   Delegation of Responsibilities..............  22
         3.03   Miscellaneous...............................  22
         3.04   The Committee...............................  23

  IV            ELIGIBILITY, PARTICIPATION, YEARS OF SERVICE
                AND BREAK IN SERVICE........................  27
         4.01   Eligibility.................................  27
         4.02   Service Credited Under the Plan.............  29
         4.03   Election to be a Trust Participant..........  35

   V            CONTRIBUTIONS...............................  35
         5.01   Amount......................................  35
         5.02   Computation.................................  37
         5.03   Limitation on Contributions.................  37

  VI            ALLOCATION OF CONTRIBUTIONS.................  43
         6.01   General.....................................  43
         6.02   Full Cash Payment to Non-Trust Participants.  43
         6.03   Partial Cash Payment to Trust Participants..  44
         6.04   Compliance with Statutory Limitations ......  44

 VII            TRUST FUND..................................  48
         7.01   Allocation of Trust Fund Contributions......  48
         7.02   Ownership of Trust Fund.....................  49
         7.03   Administration of Trust Fund................  49
         7.04   Investment..................................  50
         7.05   Election of Form of Investment..............  50
         7.06   Common Fund.................................  52
         7.07   Revaluation.................................  52
         7.08   Termination of Trust Fund...................  53
         7.09   Collective Investments by Trustee...........  53
         7.10   Investment in Woodward Funds................  54

                           FIRST FEDERAL OF MICHIGAN

                    SALARIED EMPLOYEES' PROFIT SHARING PLAN
              (As Amended and Restated Effective January 1, 1995)

                               TABLE OF CONTENTS
                                  (CONTINUED)


ARTICLE  SECTION                                             PAGE
-------  -------                                             ----
VIII            ACCOUNTS OF TRUST PARTICIPANTS..............  55
         8.01   Establishment of Account....................  55
         8.02   Allocation of Contribution..................  55
         8.03   Allocation of Improvements or Impairments...  55
         8.04   Current Value of Participant's Account......  56
         8.05   Allocations in Event of Termination of
                Trust Fund..................................  56

  IX            LISTS CERTIFIED TO COMMITTEE................  57
         9.01   General.....................................  57
         9.02   Terminated Participants.....................  57
         9.03   Additional Information......................  58

   X            DISTRIBUTION OF BENEFITS FROM THE TRUST FUND  58
        10.01   Withdrawals Due to Hardship.................  58
        10.02   Distribution on Termination of Employment
                Other Than Due to Death.....................  61
        10.03   Distribution upon Death.....................  63
        10.04   Designation of Beneficiary..................  66
        10.05   Suspension..................................  67
        10.06   Limitations on Distributions................  68
        10.07   Qualified Domestic Relations Orders.........  71
        10.08   Unclaimed Benefits..........................  73
        10.09   Eligible Rollover Distributions.............  74

  XI            TOP HEAVY PROVISIONS........................  76
        11.01   Minimum Contributions.......................  76
        11.02   Impact Upon Maximum Contributions and
                Benefits....................................  78
        11.03   Top Heavy and Super Top Heavy Plan Defined..  78

 XII            SPENDTHRIFT PROVISIONS......................  83

XIII            RIGHTS OF PARTICIPANTS AND THE ASSOCIATION..  84

 XIV            THE TRUSTEE.................................  85

  XV            AMENDMENTS..................................  91

 XVI            TERMINATION AND MERGER......................  93

XVII            MISCELLANEOUS...............................  96

                           FIRST FEDERAL OF MICHIGAN
                    SALARIED EMPLOYEES' PROFIT SHARING PLAN
                                  RESTATEMENT

              (As Amended and Restated Effective January 1, 1995)


         THIS AGREEMENT, made and entered into as of the ____ day of ______________, 1995, by and between FIRST FEDERAL OF MICHIGAN, a corporation organized under the Home Owners' Loan Act of 1933 of the United States of America, and having its principal office in the City of Detroit, Michigan, and the NBD Bank, a state banking association organized and existing under the laws of the State of Michigan and having its principal office in the City of Detroit, Michigan, as Trustee.

         W I T N E S S E T H:

         WHEREAS, effective January 1960, First Federal Savings and Loan Association of Detroit (First Federal of Michigan as of September 1, 1982), entered into an Agreement establishing the First Federal Savings and Loan Association of Detroit Employees' Profit Sharing Plan for the purpose of providing its eligible employees with additional incentive to continue efficient service, to reward eligible employees for loyal and faithful service, and to aid them in establishing financial security for themselves and for their families; and

         WHEREAS, effective September 1, 1982, the name of said Plan was changed to the "FIRST FEDERAL OF MICHIGAN SALARIED EMPLOYEES' PROFIT SHARING PLAN"; and

         WHEREAS, the Agreement has been amended and restated on several occasions, the last such restatement being effective January 1, 1993; and

         WHEREAS, the Association, with the consent of the Trustee, now wishes to further amend the Plan, and in the interest of clarity to restate the Plan in its entirety.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto do hereby agree that the Plan is hereby amended in its entirety, effective January 1, 1995, and as amended is hereby restated as follows:

                                   ARTICLE I
                  ESTABLISHMENT OF PLAN AND CREATION OF TRUST

         1.01 First Federal of Michigan, previously known as First Federal Savings and Loan Association of Detroit, declared and established an employees' benefit program, effective as of January 1, 1960, which is to be known on and after September 1, 1982 as the "First Federal of Michigan Salaried Employees' Profit Sharing Plan" (hereinafter the "Plan"). First Federal of Michigan simultaneously with the execution of such Plan paid to the above-named Trustee the sum of $100.00 as its initial contribution to the Trust contemplated under said Plan and as a payment on account of said Association's contribution to said Trust under Article VII for the year ending December 31, 1960. Said contribution and all contributions hereafter made by First Federal of Michigan to said Trust for the year ending December 31, 1960, and for subsequent years, shall be held and administered by the above-named Trustee or its successors for the uses and purposes and subject to the terms and conditions set forth in this Agreement.

                                   ARTICLE II
                                  DEFINITIONS

         The following words and phrases shall have, for the purposes of this Agreement, the meaning ascribed to them below, except as the context shall otherwise require or clearly indicate:

         2.01 "Act" means the Employee Retirement Income Security Act of 1974, as now in effect or hereafter amended.

         2.02 "Actual Deferral Percentage" means for each Plan Year, the average of the ratios (calculated separately for each Participant in a specified group, and after December 31, 1988, calculated to the nearest 100th of 1% of the Participant's compensation) of:

                (a) the amount of contributions to be paid over to the Trust Fund on behalf of each such Participant for such Plan Year, to

                (b) the Participant's Compensation for such Plan Year, before taking into account the contribution allocated to his Account hereunder.

         2.03 "Adjustment Factor" means the cost of living factor prescribed by the Secretary of the Treasury under Section 401(a)(17), Section 402(g)(5), or Section 415(d), as applicable, of the Code for Plan Years beginning after December 31, 1987, as applied to such items and in such manner as the Secretary shall provide.

         2.04 "Association" means First Federal of Michigan, its wholly owned subsidiary 1001 Services, Inc. If used in reference to an occurrence before September 1, 1982, "Association" means the "First Federal Savings and Loan Association of Detroit" and such subsidiary. Effective as of the date of adoption of this Plan and Trust by any Participating Company as set forth below, the term "Association" also means and includes any such Participating Company; provided, however, that whenever the Plan or Trust indicates that the "Association" may or shall take any action under the Plan or Trust, such action shall be taken by First Federal of Michigan for itself and as agent for any such Participating Company. The term "Participating Company" means any corporation which is classified by the Board of Directors of First Federal of Michigan as a Participating Company for purposes of this Plan and Trust, and which, with the approval of the Board of Directors of First Federal of Michigan, elects to become a party hereto by adopting the Plan and Trust for the benefit of its employees by resolution of its Board of Directors. As evidence of its adoption of the Plan and Trust, the Participating Company shall file certified copies of said resolution with First Federal of Michigan, and First Federal of Michigan shall file two copies thereof, together with 2 certified copies of its own Board of Directors resolution approving such participation, with the Trustee hereunder who shall acknowledge receipt thereon and return one copy to First Federal of Michigan. In all dealings with the Trustee, First Federal of Michigan shall act as agent for any Participating Company. Anything herein to the contrary notwithstanding, in the event of the merger of First Federal of Michigan into any other corporation, such corporation shall succeed to all of the rights and responsibilities of First Federal of Michigan hereunder.

         2.05 "Beneficiary" means the person or persons designated by the Employee, in writing, or by the terms of this Plan, who is or may be entitled to a benefit hereunder in case of a Participant's death.

         2.06 "Board of Directors" means the Board of Directors of the Association.

         2.07   "Break in Service" means a "Break in Service" as defined in
Section 4.02(b) hereof.

         2.08 "Carry-Forward" for any Fiscal Year means: (a) for Fiscal Years ending prior to January 1, 1976, the amount by which 3% of Profit Sharing Earnings exceeds 15% of the aggregate Compensation of Participants for such Fiscal Year; (b) for Fiscal Years ending after December 31, 1975 and prior to January 1, 1989, the amount by which 3.5% of Profit Sharing Earnings exceeds 15% of the aggregate Compensation of Participants for such Fiscal Year; and (c) for Fiscal Years ending after December 31, 1988, the amount by which 4.5% of Profit Sharing Earnings exceeds 15% of the Aggregate Compensation of Participants for such Fiscal Year.

         2.09 "Charter One" means Charter One Financial, Inc., a Delaware corporation.

         2.10 "Code" means the Internal Revenue Code of 1986, as now in effect or hereafter amended.

         2.11 "Committee" means the Committee constituted to administer the Plan as provided in Article III.

         2.12 "Company Merger Effective Time" means the date on which the merger between FirstFed Michigan Corporation and Charter One Financial, Inc. shall become effective, as set forth in Section 1.2 of the Agreement and Plan of Merger by and between FirstFed Michigan Corporation and Charter One Financial, Inc. (the "Merger Agreement").

         2.13   "Compensation" means:

                (a) For any Fiscal Year, other than the Fiscal Year in which the Company Merger Effective Time occurs, for purposes of Sections 5.01 and 6.01, the regular basic remuneration paid to a Participant for services rendered to the Association from January 1 through November 30 of such Year (or, if the Employee first becomes a Participant on July 1 of that Year, from July 1 through November 30 of such Year), plus an extension to

December 31 of such Year of the Employee's rate of regular basic remuneration in effect on November 30, excluding any bonuses, special compensation, pay for overtime or premium pay, and excluding the Association's cost for any public or private employee benefit plan, including this Plan, under rules uniformly applicable to all Employees similarly situated.

                     For the Fiscal Year in which the Company Merger Effective Time occurs for purposes of Sections 5.01 and 6.01, the regular basic remuneration paid to a Participant for services rendered to the Association from January 1 through the Company Merger Effective Time (or, if the Employee first becomes a Participant on July 1 of that Year, from July 1 through the Company Merger Effective Time), excluding any bonuses, special compensation, pay for overtime or premium pay, and excluding the Association's cost for any public or private employee benefit plan, including this Plan, under rules uniformly applicable to all Employees similarly situated.

                (b) For all purposes of the Plan other than Section 5.01 and 6.01, all taxable amounts received by the Employee from the Association and Related and Predecessor Companies which are defined as compensation in Section 1.415-2(d) of the Regulations under the Code, including an Employee's earned income, wages, salaries, and fees for professional services, and other amounts received for personal services actually rendered in the course of employment with the Association (including commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), during the Fiscal Year (or for the Fiscal Year in which the Company Merger Effective Time occurs, during the period from January 1 through the Company Merger Effective Time), and excluding the following:

                     (1) For purposes of Section 5.03 only, Association contributions to a plan of deferred compensation which are not included in the Employee's gross income for the taxable year in which contributed or Association contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

                     (2) Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                     (3) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

                     (4) Other amounts which received special tax benefits, or contributions made by the Association (whether or not under a salary reduction agreement) towards the purchase of an annuity described in
         Section 403(b) of the Code (whether or not the amounts are actually excludible from the gross income of the Employee).


                     Compensation for any Limitation Year is the Compensation actually paid or includible in gross income during such year; provided, however, that Compensation for the Limitation Year in which the Company Merger Effective Time occurs, shall be limited to that which is paid or includible in gross income during the period from January 1 through the Company Merger Effective Time.

                     Except for purposes of Section 5.03, compensation shall include any amount which is contributed by the Association pursuant to a salary reduction agreement and which is not includible in the gross income of the employee under Section 125, 402(a)(8), 402(h) or 403(b) of the Code.

                (c) For any Fiscal Year prior to January 1, 1989 in which the Plan is a Top Heavy Plan and for each Fiscal Year subsequent to December 31, 1988, the annual Compensation of each Employee to be taken into account under the Plan shall not exceed $150,000 ($200,000 prior to January 1, 1994), as adjusted by the Adjustment Factor, except that any benefits which were accrued by a Participant during a period prior to January 1, 1989, when the Plan was not a Top Heavy Plan and which are based on Compensation in excess of $200,000, shall in no event be reduced. In determining the Compensation for an Employee after December 31, 1988 for purposes of this limitation the family aggregation rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term family shall include only the Spouse of the Employee and any lineal descendants of the Employee who have not attained the age 19 before the close of the year. If, as a result of the application of such rules, the adjusted $150,000 ($200,000 prior to January 1, 1994) limitation is exceeded, then the limitation shall be prorated among the affected individuals' Compensation determined under this Section 2.13(c) prior to the application of this limitation.

         2.14 "Computation Year" means a 12-consecutive month period commencing with an Employee's Employment Commencement Date (or, if applicable, his Reemployment Commencement Date), and each 12-month period thereafter.

         2.15   "Effective Date of the Plan" means January 1, 1960.

         2.16 "Employee" means any person employed by the Association who receives Compensation in the form of salary from the Association, but shall not include:
                (a) directors who are not officers or otherwise regular employees of the Association;
                (b) persons principally employed at the Bay Savings Division of First Federal;
                (c) persons covered by a collective bargaining agreement in which no specific provision is made for eligibility and participation under this Plan (participation in this Plan in such instance being a subject for collective bargaining like wages, hours, and other terms and conditions of employment); and
                (d) leased employees (within the meaning of Section 4.01(f)), unless such employees constitute more than 20% of the Association's non-highly compensated workforce within the meaning of Code Section 414(n)(5)(C)(ii).

         2.17 "Employment Commencement Date" means the date upon which an employee first performs an Hour of Service for the Association or a Related or Predecessor Company.

         2.18 "Excess Deferral Contributions" means the excess of the aggregate contributions actually paid over to the Trust on behalf of a Participant and taken into account in determining the Actual Deferral Percentage of Highly Compensated Employees for any Plan Year over the maximum amount of such contributions permitted under Sections 2.02 and 6.04. The amount of Excess Deferral Contribution to be distributed with respect to a Participant for a Plan Year shall be reduced by any Excess Deferral Amount previously distributed for such Participant for the Plan Year.

         2.19 "Family Member" means, with respect to any Employee, such Employee's spouse and lineal ascendants or descendants and the spouses of such lineal ascendants or descendants.

         2.20 "Fiduciaries" means, for purposes of the "Act," the Association, the Committee and the Trustee, but only with respect to specific responsibilities of each for Plan administration, as described in Article III hereof. Each Fiduciary shall cease to be a fiduciary with respect to any fiduciary responsibility, if such responsibility is allocated to any other person pursuant to this Plan or if another person is designated to carry out such responsibility.

         2.21 "Fiscal Year" means the calendar year commencing January 1, 1960 and each succeeding calendar year, commencing January 1. The Fiscal Year shall be the "Plan Year" and "Limitation Year" for purposes of the Act.

         2.22 "Highly Compensated Employee" means any highly compensated active employee and highly compensated former employee determined pursuant to Code Section 414(q) and pursuant to the calendar year calculation election provided in Regulation Section 1.414(q)-1T A-14(b).

                A highly compensated active employee includes any employee who performs service for the Association during the Plan Year and who during the Plan Year (a) receives compensation from the Association in excess of $75,000 (multiplied by the Adjustment Factor); (b) receives compensation from the Association in excess of $50,000 (multiplied by the Adjustment Factor) and is a member of the top paid group for such year (within the meaning of Regulation
Section 1.414(q)-1T, A-9); (c) was an includible officer of the Association (within the meaning of Regulation Section 1.414(q)-1T, A-10) and receives Compensation during such Plan Year that is greater than 50% of the dollar limitation in effect under Section 415(b)(1)(A) of the Code; or (d) is a 5% owner of the Association (within the meaning of Regulation Section 1.414(q)-1T, A-8).

                If no officer has satisfied the compensation requirement of (c) above during the Plan Year, the highest paid officer for such year shall be treated as a Highly Compensated

Employee. No more than 50 Employees (or, if lesser, the greater of three Employees or 10% of the Employees without regard to any exclusions) shall be treated as officers.

                A highly compensated former employee includes any employee who is separated from service (or was deemed to have separated from service) prior to the Plan Year, performs no service for the Association during the Plan Year, and was a highly compensated active employee for either the separation year or any Plan Year ending on or after the employee's 55th birthday.

                If an employee is, during the Plan Year, a family member of either a 5% owner who is an active or former employee or a Highly Compensated Employee who was 1 of the 10 most Highly Compensated Employees ranked on the basis of Compensation paid by the Association during such year, then the family member and the 5% owner or top-10 Highly Compensated Employee shall be aggregated. In such case, the family member and 5% owner or top-10 Highly Compensated Employee shall be treated as a single employee receiving compensation and plan contributions or benefits equal to the sum of such compensation, contributions or benefits of the family member and 5% owner or top-10 Highly Compensated Employee. For purposes of this section, family member includes the spouse, lineal ascendants and descendants of the employee or former employee and the spouses of such lineal ascendants and descendants.

                For purposes of determining Highly Compensated Employees, Compensation includes elective or salary reduction contributions to a cafeteria plan, cash or deferred arrangement or tax sheltered annuity.

         2.23   "Hour of Service" means an "Hour of Service" as defined in
Section 4.02(c) hereof.

         2.24 "Key Employee" means an employee, former employee or beneficiary of either who, at any time during the Plan Year or any of the 4 preceding Plan Years, is any of the following:

                (a) an officer of the Association, if his annual compensation exceeds 50% of the amount in effect under Section 415(b)(1)(A) of the Code; provided, however, that for purposes hereof, no more than 50 Employees of the Association (or, if fewer, the greater of 3 Employees or 10% of all Employees within the meaning of Code Section 414(q)(8)) shall be treated as officers of the Association; and, provided, further, that if there are more than 50 officers who are considered Key Employees under this test, only those 50 who had the highest 1-year compensation in the 5-year period ending on the last day of the Plan Year of the determination shall be considered Key Employees;

                (b) 1 of the 10 Employees owning (or considered as owning within the meaning of Code Section 318) both more than a 0.5% interest and the largest interests in the Association and all Related Companies; provided, however, that an Employee shall not be considered a Key Employee if he earns less Compensation from the Association and all Related Companies than the maximum dollar limitation under Code Section 415(c)(1)(A) in effect for the calendar year in which the Determination Date falls; and provided further that if 2 employees have the same interest, the employee having greater annual compensation shall be treated as having a larger interest;

                (c) a 5% owner of the outstanding stock or voting power of all stock of the Association or any Related Company (or if the Related Company is not a corporation, of the capital or profit interest in the Related Company); or

                (d) a 1% owner of the outstanding stock or voting power of all stock of the Association or any Related Company (or of the capital or profit interest in the Association) who has annual earnings from the Association and any Related Company of more than $150,000.

                For purposes of (b), (c), and (d), subparagraph (C) of Code
Section 318(a)(2) shall be applied by substituting 5% for 50%, in the case of any Related Company which is not a corporation, ownership shall be determined in accordance with Regulations issued pursuant to Code Section 416(i)(1)(B)(iii) (II), and the rules of subsection (b), (c) and (m) of Section 414 shall not apply in determining ownership in the Association or any Related Company. Further, in determining the distributions during the last 5 years to be taken into account hereunder, the foregoing shall also apply to distributions under a terminated plan which if it had not terminated would have been required to be included in an Aggregation Group under Section 11.03 hereof.

         2.25   "Limitation Year" means the Plan Year.

         2.26 "Named Fiduciary," for purposes of the Act, means the Association.

         2.27 "Net Trust Account Interest" means a Trust Participant's total interest in the Trust Fund, consisting of the value of his undivided share in the cash, securities, and other property in the Stock and Bond Investment Account and the Bond Investment Account, computed and determined as of the valuation date next following the event requiring such determination; provided, however, that if a Participant who has elected to become a Trust Participant for any Fiscal Year dies or retires under the Retirement Plan for Salaried Employees of First Federal of Michigan during such Year, and any contribution to the Trust Fund which may be made for his account for such Year is not waived by him, or by his designated Beneficiary or his estate, as the case may be, such determination of interest and value shall be made as of the next Fiscal Year-end valuation date.

         2.28 "Non-Highly Compensated Employee" means an Employee of the Association who is not a Highly Compensated Employee.

         2.29   "Non-Key Employee" means an Employee who is not a Key Employee.

         2.30   "Normal Retirement Age" means the time an Employee attains age
65.

         2.31 "Participant" means any Employee who becomes eligible to be a participant in the Plan as provided in Article IV.

         2.32 "Plan" means the First Federal of Michigan Salaried Employees' Profit Sharing Plan, as described herein or as hereafter amended.

         2.33   "Plan Sponsor," for purposes of the Act, means the Association.

         2.34 "Predecessor Company" means a company which has been merged or consolidated with the Association or a Related Company and which prior to such merger or consolidation maintained this Plan and, to the extent determined by the Board of Directors, any other company which has been merged or consolidated with the Association or a Related Company.

         2.35 "Profit Sharing Earnings" means for any Fiscal Year, other than the Fiscal Year in which the Company Merger Effective Time occurs, but only for the purposes of the Plan, the consolidated net income of FirstFed Michigan Corporation and its wholly owned subsidiary corporations after all expenses, charges and losses (but before provisions for the Michigan Single Business Tax and taxes based on income and contributions by the Association to the Plan) during the 12-month period beginning December 1 of the year preceding such Fiscal Year and ending November 30 of such Fiscal Year, as determined by FirstFed Michigan Corporation in regularly prepared monthly financial statements approved by the Board of Directors for such period.

                For the Fiscal Year in which the Company Merger Effective Time occurs, but only for the purposes of the Plan, the projected consolidated net income of FirstFed Michigan Corporation and its wholly owned subsidiary corporations after all expenses, charges and losses (but before provisions for the Michigan Single Business Tax and taxes based on income and contributions by the Association to the Plan) during the period beginning December 1 of the year preceding such Fiscal Year and ending on the last day of the Fiscal Year, determined as follows:

                (a) First, the consolidated net income of FirstFed Michigan Corporation and its wholly owned subsidiary corporations after all expenses, charges and losses (but before provisions for the Michigan Single Business Tax and taxes based on income and contributions by the Association to the Plan) during the period beginning December 1 of the year preceding such Fiscal Year and ending on the Company Merger Effective Time shall be determined;

                (b) Such consolidated net income shall then be adjusted to disregard restructuring and other charges undertaken pursuant to Section 3.14 of the Merger Agreement; and

                (c) Finally, the adjusted consolidated net income shall be further adjusted by dividing such income by the number of days between the December 1 of the year preceding the Fiscal Year in which the Company Merger Effective Time occurs and the Company Merger Effective Time and multiplying the result by 396. Profit Sharing Earnings for the Fiscal Year in which the Company Merger Effective Time occurs shall be determined by the Committee based on the financial statements for FirstFed Michigan Corporation, in a manner consistent with the methodology heretofore utilized by FirstFed Michigan Corporation.

         2.36   "Reemployment Commencement Date" means:

                (a) If an Employee previously has been credited with more than 500 Hours of Service in a computation period and subsequently incurs a Break in Service, the first day on which such Employee is entitled to credit for an Hour of Service after he incurred the Break in Service; and

                (b) If the Employee is credited with no Hours of Service in any Plan Year commencing after the Reemployment Commencement Date established under subparagraph (a) above, the first day on which the Employee is entitled to credit for an Hour of Service after such Plan Year.

         2.37 "Related Company" means, after December 31, 1975, (a) any corporation included with the Association within a "controlled group of corporations," as determined under Code Section 414(b) and Regulations issued pursuant thereto (except that, with respect to the contribution limitation under Section 5.03 hereof, such determination shall be made after substituting the phrase "more than 50%" for the phrase "at least 80%" each place it appears in Section 1563(a)(1) of the Code); (b) any partnership, sole proprietorship, trust, estate, or corporation included within a "parent-subsidiary group of trades or businesses under common control," or a "brother-sister group of trades or businesses under common control," or a "combined group of trades or businesses under common control," as determined under Code Section 414(c) and Regulations issued pursuant thereto; and (c) any corporation, partnership, or other organization which is included within an "affiliated service group," as determined under Code Section 414, including Code Sections 414(b), 414(c), 414(m), 414(n) and 414(o), and Regulations issued pursuant thereto.

         2.38 "Separation" means the date of separation from service as reported to official governmental agencies, unless otherwise provided herein, or unless the context otherwise requires.

         2.39 "Spouse" or "Surviving Spouse" means a Participant's spouse or surviving spouse to whom the Participant is married on the later of such Participant's benefit starting date or death.

         2.40 "Trust Participant" means any Participant who elects to become a trust participant as provided in Section 4.03, and for whom an account in the Trust Fund has been established.

         2.41 "Trustee" means the trustee by whom trusteed funds under the Plan are held as provided in Article VII.

         2.42 "Trust Fund" means the fund held and administered by the Trustee as provided in Article VII.

         2.43   "Year of Service" means a "Year of Service" as defined in
Section 4.02(a) hereof.

         2.44 Where necessary or appropriate to the context, the masculine shall include the feminine, the singular shall include the plural and the plural shall include the singular.

                                  ARTICLE III
                                 ADMINISTRATION

         3.01 ALLOCATION OF RESPONSIBILITY AMONG FIDUCIARIES FOR TRUST ADMINISTRATION. The Fiduciaries shall have only those powers, duties, responsibilities and obligations as are specifically given them under this Trust. In general, the powers, duties, responsibilities and obligations of the Fiduciaries shall be allocated as follows:

                (a) The Association shall have sole responsibility for making the contributions provided for under Article V and shall have the sole authority to appoint and remove the Trustee and members of the Committee, and an agent of the Plan for the service of legal process, and to amend or terminate this Agreement in whole or in part, as specifically described herein.

                (b) The Committee shall have the sole responsibility for the administration of the benefit structure of this Plan, including interpretation of the Agreement, as specifically described herein.

                (c) The Trustee shall have sole responsibility for the administration and management of the assets held under the Trust Fund, as specifically described herein, except to the extent provided in Section 14.01 hereof.

         3.02 DELEGATION OF RESPONSIBILITIES. The Association and the Committee shall have the power to delegate specific Fiduciary responsibilities (other than those of the Trustee with respect to the control of the assets of the Trust Fund) to officers or employees of the Association or to other individuals, all of whom shall serve at the pleasure of the Association, by notifying them as to the duties and responsibilities delegated. Any such person may resign by delivering a written resignation to the Association. Vacancies created by resignation, death or other cause may be filled by the Association or the assigned responsibilities may be reassumed or redelegated by the Association.

         3.03 MISCELLANEOUS. Each Fiduciary agrees that any directions given, information furnished or action taken by it shall be in accordance with the provisions of this Plan authorizing or providing for such information, direction or action. Furthermore, each Fiduciary may rely upon any such direction, information or action of another Fiduciary as being proper under this Plan and is not required under this Plan to inquire into the propriety of any such direction, information or action. It is intended under this Plan that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and to the extent permitted by law, shall not be responsible for any act or failure to act of another Fiduciary.

         3.04   THE COMMITTEE.

                (a) APPOINTMENT OF COMMITTEE. A Committee comprised of not less than 3 members shall be appointed by the Board of Directors and shall be considered the administrator of the Plan for purposes of the Act. The term of office of each member of the Committee shall be at the pleasure of the Board of Directors. A member of the Committee may resign upon written notice to the other members of the Committee and to the Board of Directors. In the event of the death, resignation, removal or termination of employment of any member of the Committee, the remaining members shall act as the Committee until a successor shall be appointed by the Board of Directors.

                (b) COMMITTEE PROCEDURES. The Committee shall act in accordance with the following:

                     (1) The Committee shall make rules and regulations for its procedure and for the complete and equitable administration of the Plan in accordance with the intent, terms and provisions hereof. The Committee may construe this Agreement, shall determine all facts, questions and disputes pertinent to or arising under this Plan or in the course of its administration, shall correct any defect or supply any omission or reconcile any inconsistency and shall do or direct the doing of any act which it deems necessary or expedient for the performance and carrying out of the purposes and intent of this Plan.

                     (2) The Committee shall act by a vote of a majority of the members constituting the Committee at any given time. To the extent permitted by the Act, a dissenting Committee member who, within a reasonable time after he has knowledge of any action or failure to act by the majority, registers his dissent in writing, delivered to the other Committee members, the Association and the Trustee, shall not be responsible for any such action or failure to act. The Association shall keep the Trustee advised as to the membership of the Committee, and the Trustee shall execute, and shall be protected in executing, the written directions of any member or members or other representative of the Committee whom the Association shall certify to have such authority from time to time.

                     (3) The members of the Committee shall be bonded in compliance with the requirements of the Act. The members of the Committee shall serve without compensation for their service as such. It is intended that all expenses of the Committee shall be paid by the Association, but if not so paid shall be paid by the Trustee from the Trust Fund.

                     (4) The Committee shall not be either arbitrary or discriminatory in making any determination of fact, or construction, or in exercising any discretionary power hereunder. No member of the Committee shall participate in any decision made or other action taken with respect to the particular individual and beneficial interest of such Committee member under this Plan; and, in the event the remaining members of the Committee are unable to come to a determination of any such question, the same shall be determined by the Board of Directors of the Association.

                     (5) The Association shall maintain or cause to be maintained such books and records as the Committee shall deem necessary or useful to evidence the interest of each Participant or Trust Participant in the Plan. The Association shall furnish such service and incur such expense as may be reasonably required for the accomplishment of the duties of the Committee under the Plan.


                (c) COMMITTEE POWERS. The Committee shall administer the benefit structure of the Plan in accordance with its terms and shall have all powers necessary to carry out its terms, including, but not by way of limitation, the following:

                     (1) To determine all questions relating to eligibility of Employees and to the participation in this Plan by Employees.

                     (2) To compute and certify to the Trustee the amount and kind of benefits payable to the Participants and their Beneficiaries.

                     (3) To authorize all disbursements of benefits to Participants or Beneficiaries and all disbursements of reasonable expenses of the Plan and Trust by the Trustee from the Trust Fund.

                     (4) To obtain from the Association, the Trustee, and from Employees such information as shall be necessary for the proper administration of the Plan.

                     (5) To prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan.

                     (6) To furnish the Association, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate.

                     (7) To receive, review and keep on file (as it deems convenient or proper) reports of the financial condition, and of the receipts and disbursements, of the Trust Fund from the Trustee.

                     (8) To adopt and prescribe regulations and procedures to be followed by any Participant or Beneficiary in filing applications for benefits, and for the furnishing and verification of evidence and proofs necessary to establish their rights to benefits under the Plan.

                     (9) To make findings of facts and determinations as to the rights of any Participant or Beneficiary applying for benefits and to afford any such individual dissatisfied with any such finding or determination the right of review.

                     (10) To make and publish such rules for the regulation of the Plan as are not inconsistent with the terms of this Agreement.

                     (11) To purchase insurance, with the consent of the Association, for any Fiduciaries of the Plan to cover liability or losses by reason of the act or omission of a Fiduciary, if such insurance permits recourse by the insurer against the Fiduciary in the case of a breach of a Fiduciary obligation by such fiduciary.

                     The Committee shall have jurisdiction to pass upon all questions concerning the application or interpretation of the provisions of the Plan which it is empowered to administer. The Committee shall have the broadest possible discretion to decide all such questions in accordance with the terms of the Plan, and all such decisions of the Committee shall be final and binding upon the Association, the Employees and the Beneficiaries or claimants under the Plan. The Committee shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan.

                (d) FINALITY OF DECISION. All determinations of the Committee under Section 3.4(c) hereof, shall be final and binding on all persons except as otherwise expressly provided herein.

                (e) INFORMATION TO BE SUPPLIED BY THE ASSOCIATION. To enable the Committee to perform its functions, the Association shall supply full and timely information to the Committee of all matters relating to the Compensation of all Participants and to the termination of employment of Participants whether by retirement, death or other cause, and such other pertinent facts as the Committee may require. The Committee shall advise the Trustee of such of the foregoing facts as may be pertinent to the Trustee's administration of the Trust.

Information furnished hereunder shall be kept confidential except to the extent necessary for administration of the Plan.

                (f) APPLICATION AND FORMS FOR BENEFITS. The Committee may require a Participant or Beneficiary to complete and file with the Committee an application for a benefit (except when the value of a participant's Account does not exceed $3,500) and all other forms approved by the Committee, and to furnish all pertinent information requested by the Committee. The Committee may rely upon all such information so furnished it, including the current mailing address of the Participant or Beneficiary.

                                   ARTICLE IV

                  ELIGIBILITY, PARTICIPATION, YEARS OF SERVICE
                              AND BREAK IN SERVICE


         4.01 ELIGIBILITY. An Employee shall have his eligibility to be a Participant in this Plan determined as follows:

                (a) Any Employee who was a "Participant" in the Plan on December 31, 1975, under the requirements of this Plan as then in effect shall continue to be a Participant in this Plan.

                (b) Any Employee who on any January 1 or July 1 commencing after December 31, 1975, but prior to January 1, 1989, shall have (1) completed 3 Years of Service with the Association, a Related Company or a Predecessor Company, and (2) attained the age of 21 (25 for Plan Years ending prior to January 1, 1985), shall be a Participant in this Plan.

                (c) Any Employee who on any January 1 or July 1 commencing after December 31, 1988, and prior to the Company Merger Effective Time, shall have (1) completed 1 Year of Service with the Association, a Related Company, or a Predecessor Company; and (2) attained the age of 21, shall be a Participant in this Plan.

                (d) Any Employee who, after December 31, 1975, has a Separation shall lose his eligibility to be a Participant effective as of the commencement of the Fiscal Year: (1) in which the Separation occurred, if said Separation occurred during the first 11 months of the Fiscal Year; or (2) following the Separation, if said Separation occurred during the last month of the Fiscal Year; provided, however, that if the Employee's Separation is due to his death or retirement under the Retirement Plan for Salaried Employees of First Federal of Michigan, he shall continue to be a Participant entitled to share in Association contributions for the Fiscal Year of his death or retirement, as the case may be, but not for any succeeding Fiscal Year. Any Participant who shall lose his eligibility as aforesaid, shall, upon rehire, become a Participant on the January 1 or July 1 next following the date of rehire, provided he has satisfied the conditions of 4.01(b).

                (e) Any Employee who, after December 31, 1975, becomes an Employee as the result of being transferred from a Related Company that has not adopted the Plan or from an employment status other than that of an Employee shall become a

Participant on the January 1 or July 1 next following the date of transfer, provided he has satisfied the conditions of Section 4.01(b).

                (f) Effective for services performed after December 31, 1986, a leased employee who is deemed to be an Employee under Section 2.16(c) hereof, shall become a Participant in and accrue benefits under the Plan based on service as a leased employee. For purposes of the Plan, a "leased employee" means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least 1 year, which services are of a type historically performed by employees in the business field of the recipient employer; provided, however, that if the Internal Revenue Service issues any change in regulations governing the definition of leased employee, the term "leased employee" shall, as of the effective date of such change, be defined in accordance with such regulations. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

         4.02 SERVICE CREDITED UNDER THE PLAN. Service shall be credited under the Plan as follows:

                (a)  YEAR OF SERVICE.  The term "Year of Service" means:

                     (1) For service for each Computation Year ending prior to January 1, 1976, an Employee shall receive 1 Year of Service for each year during his last period of continuous employment with the Association or Related or Predecessor Companies prior to January 1, 1976, including such periods of Association approved leave of absence as were authorized under the provisions of the Plan as in effect prior to January 1, 1976.

                     (2) For service for each Computation Year ending after December 31, 1975, an Employee shall be credited with 1 Year of Service in each Computation Year during which he completes at least 1,000 Hours of Service with the Association or Related or Predecessor Companies; provided, however, that:

                          (A) If an Employee has a 1-year Break in Service, Years of Service before such Break shall not be taken into account until he has completed a Year of Service after his return.

                          (B) If an Employee does not have a nonforfeitable right to a benefit under the Plan, Years of Service before any Break in Service shall not be taken into account if the number of consecutive 1-year Breaks in Service equals or exceeds the greater of 5 (1 for Plan Years prior to January 1, 1985) or the Employee's aggregate number of such Years of Service prior to such Break. For purposes hereof, the aggregate number of Years of Service before such Break shall be deemed not to include a Year of Service not required to be taken into account under this subsection by reason of any prior Break in Service.

                          (C) An Employee who in any Computation Year has less than 1,000 Hours of Service with the Association or Related or Predecessor Companies shall accrue no Year of Service for such Computation Year.

                          (D) If as of December 31, 1984, any of an Employee's Years of Service are not required to be taken into account, then the provisions of this Article effective January 1, 1985 shall not be construed as requiring any such Years of Service to be taken into account.

                (b) BREAK IN SERVICE. After December 31, 1975, an Employee shall be deemed to have a Break in Service on the first day of the Computation Year during which he has not completed more than 500 Hours of Service with the Association, or a Related or Predecessor Company.

                (c) HOUR OF SERVICE. An Hour of Service which shall be counted for all purposes of this Plan is an Hour of Service as defined in this
Section 4.02(c).

                     (1) An Hour of Service is each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Association, or a Related or Predecessor Company, without regard to whether he is then an Employee or eligible to participate in the Plan, during the applicable computation period. Hours of Service shall be credited to the computation period in which the duties are performed. Credit shall be given for the hours actually worked irrespective of the rate of pay for such hours.

                     (2) An Hour of Service is each hour for which an Employee is paid, or entitled to payment by the Association, or a Related or Predecessor Company, without regard to whether he is then an Employee or eligible to participate in the Plan, on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. Notwithstanding the preceding sentence:

                          (A) No more than 501 Hours of Service are required to be credited under this paragraph (c)(2) to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period);

                          (B) An hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, or unemployment compensation or disability insurance laws; and

                          (C) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

                          For purposes of this paragraph (c)(2), a payment shall be deemed to be made by or due from the Association, or a Related or Predecessor Company, regardless of whether such payment is made by or due from the Association, or a Related or Predecessor Company, directly or indirectly through, among others, a trust fund or insurance company, to which the Association, or a Related or Predecessor Company, contributes or pays premiums and regardless of whether contributions made by or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate. Hours of Service credited hereunder on account of a payment calculated on the basis of units of time, such as hours, days, weeks or months, shall be credited to the computation period or periods in which occurs the period when no duties are performed, beginning with the first unit of time to which the payment relates. If payment is not calculated on the basis of units of time, these hours shall be credited to the computation period during which no duties are performed, or if the period during which no duties are performed extends beyond 1 computation period, such hours shall be allocated, as determined by the Committee, between not more than the first 2 computation periods on any reasonable basis consistently applied to all Employees within the same job classification.

                     (3) An Hour of Service is each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Association, or a Related or Predecessor Company. Crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in paragraph (c)(2) shall be subject to the limitations set forth in that paragraph. These Hours of Service shall be credited to the computation period or periods to which the award or agreement pertains; provided, however, that the Committee, in its sole discretion but acting consistently for all Employees within the same job classification, may, with respect to a period of not more than 31 days which extends beyond 1 computation period, credit all hours to the first computation period or the second computation period.

                     (4) For purposes of construing paragraphs (2) and (3) hereof, the special rules for determining Hours of Service for reasons other than the performance of duties as set forth in 29 C.F.R. Part 2530, Subsection 2530.200 b-2(b) are by this reference incorporated herein.

                     (5) Employees (A) whose compensation is not determined on the basis of specified amounts for each Hour of Service worked during a given period, (B) whose hours are not required to be counted and recorded by any federal law, and (C) whose hours are not specifically counted and recorded by the Association, a Related Company or a Predecessor Company, shall be credited with Hours of Service at the rate of 45 Hours of Service per week for any week during which they would otherwise be credited with at least 1 Hour of Service hereunder.

                     (6) For purposes of computing the Hours of Service of an Employee whose service with the Association, or a Related or Predecessor Company, as calculated under paragraphs (1), (2), (3), (4) or (5) hereof, is interrupted:

                          (A) for periods of absence consented to by the Association; or

                          (B) on account of absence due to service in the armed forces of the United States, provided that the Employee shall have applied and been accepted for reemployment within 90 days after the earlier of (i) termination of such service, or
                (ii) 4 years of such service or such other greater period as may be provided under the Vietnam Era Veterans' Readjustment Act of 1974, as amended from time to time,

         the period of interruption shall be considered a period of regular employment during which the Employee is credited based on a 40-hour week or a pro rata portion thereof. The discretion of the Association to grant or withhold consent to a leave of absence of an Employee shall not be exercised in such manner as to discriminate in favor of Employees who are officers, shareholders, persons whose principal duties consist of supervising the work of other Employees or Highly Compensated Employees. In all cases other than leaves of absence arising from military service, if request is made by the Participant's employer that such Participant on leave of absence return to active service, and such Participant does not do so within 10 days after the date of such request, his leave of absence shall be considered to have terminated at the end of the 10th day succeeding the date of such request. If a Participant does not return to active service with the Association upon termination of his leave of absence, the date of termination of such leave of absence shall be considered as the date of termination of such Participant's employment with the Association.

                     (7) In the event there are insufficient records documenting Hours of Service completed by one or more Participants prior to January 1, 1976, the Committee may use for the purpose of determining such Hours of Service whatever records are reasonably acceptable to it and may make whatever calculations are necessary to determine the approximate Hours of Service completed during such prior period or periods.

                     (8) Anything to the contrary herein notwithstanding, an Employee entitled to credit for an Hour of Service under any of the provisions of this Section 4.02(c) shall not be entitled to additional credit for the same Hour of Service under any other provision of
         Section 4.02(c).

                     (9) Solely for purposes of determining whether a Break in Service has occurred for participation and vesting purposes in any Plan Year beginning on or after January 1, 1985, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such Hours cannot be determined, 8 Hours of Service per day of such absence; provided, however, that the total number of hours treated as Hours of Service by reason of any such maternity or paternity shall not exceed 501 hours. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (A) by reason of the pregnancy of an individual, (B) by reason of a birth of a child of the individual, (C) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (D) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited (A) in the Plan Year in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or (B) in all other cases, in the following Plan Year.
         No credit will be given pursuant hereto unless the Employee furnishes to the Committee such timely information as the Plan may reasonably require to establish that the absence from work is for reasons referred to above and the number of days for which there was no such absence.

                     (10) Solely in determining whether an Employee has incurred a Break in Service for purposes of eligibility to participate, any period of unpaid leave of absence which is considered an "FMLA leave" under regulations issued pursuant to the Family and Medical Leave Act of 1993 shall not be treated as or counted toward a Break in Service. No Hours of Service shall be counted during any period of unpaid FMLA leave for purposes of determining an Employee's Years of Service.


         4.03 ELECTION TO BE A TRUST PARTICIPANT. Subject to the limitations in Section 6.04, in each Fiscal Year during which the Plan shall be continued, each Participant may elect to become a Trust Participant as to all, or 3/4, or 1/2, or 1/4 of the amount to be allocated to him for such Fiscal Year under the provisions of the Plan; provided, however, that any minimum allocation to a Trust Participant under Section 11.01 shall automatically be allocated to the Trust Fund on his behalf. To make the election for any Fiscal Year (or, with respect to a Participant who commences his participation on July 1 of a Fiscal Year, for the second half of such Year), each Participant shall complete and return to the Committee on or before October 31 of such Year (August 31 of the Fiscal Year in which the Company Merger Effective Time occurs), a form furnished for that purpose by the Committee. Such Participant shall indicate on such form whether he elects to have the amount allocated to the Trust Fund on his behalf for such Fiscal Year, invested in the Stock and Bond Investment Account or the Bond Investment Account.

                                   ARTICLE V
                                 CONTRIBUTIONS

         5.01 AMOUNT. Except as hereinafter limited, for each Fiscal Year beginning with the Fiscal Year 1976 and ending with the Fiscal Year ending December 31, 1988, the Association shall contribute for the purposes of the Plan, on or before the last day of such Fiscal Year, an amount equal to 3.5% of Profit Sharing Earnings for such Fiscal Year. Except as hereinafter limited, for each Fiscal Year beginning with the Fiscal Year 1989, the Association shall contribute for the purpose of the Plan, on and before the last day of such Fiscal Year, an amount equal to 4.5% of Profit Sharing Earnings for such Fiscal Year. For any Fiscal Year in which 3.5% (4.5% for Plan Years beginning after December 31, 1988) of Profit Sharing Earnings is less than 15% of the aggregate Compensation of Participants for such Fiscal Year, the Association's Board of Directors may, at its sole discretion, utilize any part of or all of the Carry-Forwards from any or all of the 3 immediately preceding Fiscal Years to make a supplemental contribution for such Fiscal Year. In no event, however, shall the contribution (including any supplemental contribution) for any Fiscal Year (or for the Fiscal Year in which the Company Merger Effective Time occurs, during the period from January 1 through the Company Merger Effective Time) total more than 15% of the aggregate Compensation of Participants for such Fiscal Year (or for the Fiscal Year in which the Company Merger Effective Time occurs, during the period from January 1 through the Company Merger Effective Time). Notwithstanding anything herein to the contrary, it is hereby determined that there shall be no Carry-Forward from Fiscal Years 1970 and 1971, but that there is a Carry-Forward available from Fiscal Year 1972 in an amount of $56,510. For any Fiscal Year, the allocation of the foregoing contributions among First Federal of Michigan and other participating employers shall be at the discretion of the Board of Directors of First Federal of Michigan.

         5.02 COMPUTATION. The computation of the contribution for each Fiscal Year shall be made by the Association and shall, prior to payment, be reviewed by independent certified public accountants of recognized standing selected by the Association who may be the regular independent public accountants of the Association employed by the Board of Directors, and, upon notice from such accountants that they have reviewed such computation and have no exception thereto, such computation shall finally determine the amount of the contribution for all purposes of the Plan.

         5.03 LIMITATION ON CONTRIBUTIONS. Notwithstanding any other provision of this Agreement, the Association shall not contribute for any Fiscal Year to the Trust Fund, as contemplated by Section 7.01, any amount in excess of the amount allowable as a deduction by the Association when paid under the applicable provisions of the Code.

                The allocation to the Account of any Participant for any Limitation Year commencing on or after January 1, 1987 due to Association contributions, forfeitures, amounts allocable after June 30, 1984 to an individual medical account and amounts attributable to post-retirement medical benefits within the meaning of Sections 415(l)(2) and 419A(d)(3) of the Code, respectively (collectively referred to herein as "annual additions") shall not exceed the lesser of (i) $30,000 as adjusted by the Adjustment Factor, or (ii) 25% of the Participant's Compensation for the Limitation Year. The Compensation limitation referred to in Section 5.03(ii) above shall not apply to any contribution for medical benefits (within the meaning of Section 401(h) or 419A(f)(2) of the Code) after separation from service which is otherwise treated as an annual addition under Section 415(l)(2) or 419A(d)(3) of the Code. Contributions shall not fail to be considered annual additions merely because such contributions are Excess Deferral Amounts or Excess Deferral Contributions or merely because such Excess Deferral Amounts and Excess Deferral Contributions are corrected through distribution.

                Notwithstanding any other provision of this Plan, if any annual additions are allocated under this and other defined contribution plans maintained by the Association with respect to an Employee also participating in this Plan, and the Association contribution that would otherwise be contributed or allocated to the Participant's account under this Plan would cause the annual additions for the Limitation Year to exceed said limitation, the amount contributed or allocated under this Plan will be reduced so that the amount allocated to the Participant under all such Plans for each Limitation Year will not exceed said limitation, after first reducing Association contributions and forfeitures to the Participant under such other plans, if any, so as not to exceed the foregoing limitation.

                In addition, if a Participant is a participant at any time in this Plan and any defined benefit plan maintained by the Association or any Related Companies, then the Association shall reduce the rate of annual additions for such Participant in this Plan to the extent necessary (in the manner set forth in the preceding paragraph), before taking into account reductions in benefit accruals and annual additions under other plans of the Association and Related Companies, to prevent the sum of the following fractions, computed as of the close of the Limitation Year, from exceeding 1.0:

                (a) The Participant's projected annual benefit under the defined benefit plans over the lesser of:

                     (1) The product of 1.25, multiplied by the dollar limitation determined under Section 415(b) and (d) of the Code for such Limitation Year; or

                     (2) The product of 1.4 multiplied by 100% of the Participant's average Compensation, including any adjustments under
         Section 415(b) of the Code, for the 3 consecutive Years of Service with the Association that produces the highest amount.


                     For purposes hereof, the "projected annual benefit" is the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity) or qualified joint and survivor annuity to which the Participant would be entitled under the terms of the plan assuming the Participant will continue employment until Normal Retirement Age under the plan (or current age, if later), and the Participant's Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the plan will remain constant for all future Limitation Years.

                     Notwithstanding the above, if the Participant was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Association which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125% of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the Plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 for all Limitation Years beginning before January 1, 1987.

                (b) The sum of the annual additions to the Participant's account under this and any other defined contribution plans as of the close of the Limitation Year over the sum of the lesser of the following amounts for such Year and for each prior Year of Service with the Association:

                     (i) The product of 1.25, multiplied by the dollar limitations determined under Section 415(c)(1)(A) of the Code for such year (determined without regard to subsection 415(c)(6)) as adjusted by the Adjustment Factor; or

                     (ii) The product of 1.4, multiplied by 25% of the Participant's Compensation for such year.


                     For the purposes of computing the defined contribution plan fraction for any year as referred to in Section 5.03(b) hereof:

                     (1) the "dollar limitation" applicable under Section 5.03(b)(ii) hereof during each of such prior Years of Service with a Predecessor Company occurring on or before January 1, 1976 shall be $25,000; and

                     (2) contributions made on behalf of the Participant to a Plan established by any Predecessor Company shall be included in computing the sum of the annual additions to the Participant's Account under Section 5.03(b)(ii) hereof.


                     If the Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Association which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of the excess of the sum of the fractions over 1.0 times the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 6, 1986, but using the Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

                     The annual addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all voluntary Participant contributions as an annual addition.

                     For purposes of applying the foregoing, all employers of a controlled group of corporations (as defined by Code Section 414(b)), and all employers which are under common control (as defined by Code Section 414(c), as modified by Code Section 414(h)), shall be considered a single employer and included in the definition of the term "Association."

                     If the amount of annual additions to any Participant's account are reduced by reason of this Section 5.03 and Section 415 of the Code or if thereafter it is determined that the annual additions under the Plan would cause the limitations of this Section 5.03 and Section 415 of the Code applicable to that Participant for the Limitation Year to be exceeded as the result of allocation of forfeitures, a reasonable error in estimating the Participant's annual compensation or under other limited facts and circumstances acceptable to the Commissioner of the Internal Revenue Service, then the excess elective deferrals and other amounts shall be paid to the Participant in cash as soon as administratively feasible. The Association shall advise an affected Participant of any limitation upon allocation to his Account required by this provision.

                     Anything in this Plan to the contrary notwithstanding, in no event shall an allocation be made to any Participant which exceeds the revised limitations under Section 415 of the Code, as established under the Tax Reform Act of 1986, and as amended.

                                   ARTICLE VI
                          ALLOCATION OF CONTRIBUTIONS

         6.01 GENERAL. Subject to prior satisfaction of the minimum contribution requirements of Section 11.01, if applicable, the amounts to be contributed by the Association with respect to any Fiscal Year shall be allocated on or before the end of such Year proportionately among Participants on the basis of their respective amounts of Compensation for such Year (or for the Fiscal Year in which the Company Merger Effective Time occurs, the portion of such Fiscal Year through the Company Merger Effective Time). The amount allocated to each Participant for such Year (or for the Fiscal Year in which the Company Merger Effective Time occurs, the portion of such Fiscal Year through the Company Merger Effective Time), shall be that portion of the total contribution that the Compensation of such Participant for such Year (or for the Fiscal Year in which the Company Merger Effective Time occurs, the portion of such Fiscal Year through the Company Merger Effective Time) bears to the aggregate Compensation of all such Participants for such Year (or for the Fiscal Year in which the Company Merger Effective Time occurs, the portion of such Fiscal Year through the Company Merger Effective Time).

         6.02 FULL CASH PAYMENT TO NON-TRUST PARTICIPANTS. The amount allocated for any Fiscal Year to a Participant who fails to elect to be a Trust Participant for such Year's allocation as provided in Section 4.03, other than any minimum contribution under Section 11.01, shall be paid by the Association in cash to such Participant promptly after the amount of his allocation has been determined.

         6.03 PARTIAL CASH PAYMENT TO TRUST PARTICIPANTS. 3/4, or 1/2, or 1/4, as the case may be, (or such lesser amount as required by the limitations set forth in Section 5.03 and Section 6.04), of the amount allocated for any Fiscal Year to a Participant who elects for such Year to be a Trust Participant as to 1/4, or 1/2, or 3/4 of the amount of such Year's allocation as provided in Section 4.03, other than any minimum contribution under Section 11.01, shall be paid by the Association in cash to such Participant promptly after the amount of his allocation and such limitations have been determined.

         6.04 COMPLIANCE WITH STATUTORY LIMITATIONS. The following limitations shall apply to the amounts allocated to a Participant under the Trust Fund in any Fiscal Year:

                (a) After December 31, 1986, no Participant shall be permitted to have any amount allocated to his Account in the Trust Fund during any calendar year in excess of $7,000, as adjusted by the Adjustment Factor.

                     (1) If, in any calendar year, a Participant's aggregate elective deferrals under this Plan to be paid over to the Trust Fund, any other qualified cash or deferred arrangement (as defined in Section 401(k) of the Code), simplified employer pension plan (as defined in Section 408(k) of the Code), eligible deferred compensation plan under Section 457 of the Code and plan as described under Section 501(c)(18) exceed $7,000, as adjusted by the Adjustment Factor, or, if in combination with a tax deferred annuity as defined in Section 403(b) of the Code exceed the greater of $7,000, as adjusted by the Adjustment Factor, or $9,500, then no later than the first March 1 following the close of the calendar year, the Participant shall notify this Plan in writing, specifying (A) the amount of excess deferral (the "Excess Deferral Amount") which the Participant allocates to this Plan for the preceding calendar year and claims a distribution, and (B) that if such Excess Deferral Amount is not distributed, the excess plus amounts deferred under other plans or arrangements described in Sections 401(k), 408(k), 457, 501(c)(18) and 403(b) of the Code, will exceed the dollar limitation imposed for the calendar year under Section 402(g) of the Code.

                     (2) If any Participant timely submits a claim, then notwithstanding any other provision of this Plan, no later than the first April 15 following the close of the calendar year, any Excess Deferral Amounts allocated to this Plan and income allocable thereto shall be distributed to the Participant. The Excess Deferral Amount distributed to a Participant with respect to a Plan Year shall be reduced by any Excess Deferral Contribution previously distributed with respect to such Participant for the Plan Year. Excess Deferral Amounts plus any income and minus any loss allocable thereto shall be designated by the Association as distributions of Excess Deferral Amounts (and income) and distributed by the April 15 following the close of the Plan Year for which such deferrals are made.

                          The income or loss allocable to Excess Deferral Amounts shall be determined by multiplying the income or loss allocable to the amounts actually paid over to the Trust Fund on behalf of a Participant for the Plan Year by a fraction, the numerator of which is the Excess Deferral Amount on behalf of the Participant for the Plan Year and the denominator of which is the amount of the Participant's Account balance attributable to amounts actually paid over to the Trust Fund on behalf of a Participant on the last day of the Plan Year, reduced by the gain allocable to such total amount for the Plan Year and increased by the loss allocable to such total amount for the Plan Year.

                          The income distributable with respect to Excess Deferral Amounts for the period between the end of the Plan Year and the date of the corrective distribution (the "gap period") shall be determined by multiplying income or loss allocable to the Participant's Account under Article VIII for the gap period by a fraction, the numerator of which is the Excess Deferral Amount on behalf of the Participant for the prior Plan Year and the denominator of which is the amount of the Participant's Account balance attributable to amounts actually paid over to the Trust Fund by the Participant on the last date of the prior Plan Year. Anything to the contrary notwithstanding, for the 1987 Plan Year, the Committee may use any reasonable method for computing the income allocable to Excess Deferral Amounts. If there is a loss allocable to the Excess Deferral Amount, said adjustment shall in no event be greater than the lesser of the Participant's Account under the Plan or the Participant's amounts actually paid over to the Trust Fund for the Plan Year.

                     (3) All elections shall be made in the manner and subject to the conditions specified by the Committee, which shall prescribe uniform and nondiscriminatory rules for such elections, provided that a Participant's election to commence to have amounts contributed to the Trust on his behalf must remain in effect until modified or terminated.


                (b) In any Plan Year, the Actual Deferral Percentage for contributions of Participants who are Highly Compensated Employees to the Trust Fund shall not exceed the greater of:

                     (i) the Actual Deferral Percentage of all Participants who are Nonhighly Compensated Employees multiplied by 1.25 (the "1.25 Test"), or

                     (ii) the lesser of the Actual Deferral Percentage of such Participants who are Nonhighly Compensated Employees multiplied by 2, or 2 percentage points plus the Actual Deferral Percentage of all Participants who are Nonhighly Compensated Employees (the "2-2% Test).


For purposes of this Section 6.04:

                     (1) The Actual Deferral Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have contributions allocated to his account under two or more plans or arrangements described in Section 401(k) of the Code that are maintained by the Association or a Participating Company shall be determined as if all such contributions were made under a single arrangement.

                     (2) If an eligible Highly Compensated Employee is subject to the family aggregation rules of

         Section 414(q)(6) because such Employee is either a 5% owner or 1 of the 10 most Highly Compensated Employees, the combined Actual Deferral Percentage ratio for the family group (which is treated as 1 Highly Compensated Employee) for purposes of computing the Actual Deferral Percentage shall be the Actual Deferral Percentage ratio determined by combining the amounts contributed to the Trust Fund and Compensation of all the eligible Family Members.

                          If the Actual Deferral Percentage ratio is required to be reduced under Section 6.04(b)(3) below, the Excess Deferral Contributions for a family unit are to be allocated among Family Members in proportion to the contributions of each Family Member that are combined to determine the reduced Actual Deferral Percentage ratio.

                          If an employee is required to be aggregated as a member of more than one family group in a plan, all eligible employees who are members of those family groups that include that employee shall be aggregated as 1 family group.

                     (3) If, in applying Section 6.04(b), there are Excess Deferral Contributions, the amount of the Excess Deferral Contributions for a Highly Compensated Employee shall be determined under a leveling method under which the actual deferral ratio of the Highly Compensated Employee with the highest actual deferral ratio is reduced to the extent required to satisfy the Actual Deferral Percentage test or cause the Highly Compensated Employee's actual deferral ratio to equal the ratio of the Highly Compensated Employee with the next highest actual deferral ratio. The foregoing shall be repeated until the Actual Deferral Percentage test is satisfied.

                     (4) The determination of the Actual Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

                     (5) Excess Deferral Contributions plus any income and minus any loss allocable thereto shall be designated by the Association as a distribution of Excess Deferral Contributions (and income) and distributed if feasible within 2-1/2 months after the close of the Plan Year for which such Contributions are made but in no event later than the last day of each Plan Year beginning after December 31, 1989, to the appropriate Highly Compensated Employees to whose accounts such Excess Deferral Contributions were allocated for the preceding Plan Year.

                     (6) The income or loss allocable to Excess Deferral Contributions shall be determined by multiplying the income or loss allocable to the Participant's contribution to the Trust Fund for the Plan Year by a fraction, the numerator of which is the Excess Deferral Contribution on behalf of the Participant for the Plan Year and the denominator of which is the sum of the Participant's Account balance attributable to contribution to the Trust Fund on the last day of the Plan Year, reduced by the gain allocable to such total amount for the Plan Year and increased by the loss allocable to such total amount for the Plan Year. The income distributable with respect to Excess Deferral Contributions for the period between the end of the Plan Year and the date of the corrective distribution (the "gap period") shall be determined by multiplying the income or loss allocable to the Participant's Account for the period between the end of the prior Plan Year and the last day of the month before the end of the gap period by a fraction, the numerator of which is the Excess Deferral Contribution on behalf of the Participant for the prior Plan Year and the denominator of which is the amount of the Participant's Account balance attributable to amounts paid over to the Trust Fund by the Participant on the last day of the prior Plan Year. Anything to the contrary notwithstanding, for the 1987 Plan Year, the Committee may use any reasonable method for computing the income allocable to Excess Deferral Contributions.


                                  ARTICLE VII
                                   TRUST FUND

         7.01 ALLOCATION OF TRUST FUND CONTRIBUTIONS. Subject to the limitations set forth in Section 5.03 and Section 6.04, the amounts, or 3/4, or 1/2, or 1/4 of the amounts, as the case may be, allocated for each Plan Year to Participants who elect to be Trust Participants with respect to such allocations, or who are Trust Participants due to a minimum contribution under
Section 11.01, shall be paid by the Association in cash to the Trustee as a contribution to a tax-exempt employees' trust promptly after the amounts allocated have been determined.

         7.02 Ownership of Trust Fund. All amounts paid to and received by the Trustee as contributions shall be received by it for the Trust Fund to be held and administered by it in accordance with the terms hereof. All interest of the Association in any funds so contributed by it to the Trustee hereunder, or the increment or proceeds thereof, shall cease and terminate upon the making of any such contribution, and no part of the Trust Fund or increment, income or proceeds thereof, nor any beneficial interest under the Trust, shall in any event revert to the Association or be used for or diverted to purposes other than for the exclusive benefit of Trust Participants or their Beneficiaries hereunder except that pursuant to Section 403(c)(2) of the Act, the Association may recover a contribution if it was made by mistake of fact, or conditioned upon the initial qualification of the Plan or any amendment thereof or upon the deductibility of the contribution under Section 404 of the Code (to the extent disallowed). In order to recover such contribution, the Association must make a written request to the Trustee and the contribution must be returned within 1 year after the payment of the contribution, the denial of the qualification (but, as to initial qualification, only if the application for the determination of qualification is made by the time prescribed by law for filing the Association's return for the taxable year in which the Plan was adopted) or the disallowance of the deduction, respectively.

         7.03 ADMINISTRATION OF TRUST FUND. The Trust Fund will consist of the initial contribution made by the Association, as provided in Article I above, and all subsequent contributions by the Association to the Trustee, as provided in Section 7.01, and all investment or reinvestment thereof, increased by earnings, increments, or proceeds thereof, and diminished by any net losses thereof, all proper deductions for administrative and other expenses if the Association shall not pay them, and distributions and disbursements made to or for the account of Trust Participants or their Beneficiaries in accordance with Article X below.

         7.04 INVESTMENT. The Trust Fund shall be held for investment and reinvestment by the Trustee in two accounts designated the "Stock and Bond Investment Account" and the "Bond Investment Account," as provided in Article
XIV. The Stock and Bond Investment Account shall be a general fund and shall consist of all assets of the Trust Fund other than assets irrevocably allocated to the Bond Investment Account by an election made in the manner and on the terms and conditions hereinafter provided.

         7.05 ELECTION OF FORM OF INVESTMENT. An election may be made to irrevocably allocate assets to the Bond Investment Account as follows:

                (a) CURRENT CONTRIBUTIONS. On or before October 31 of each Fiscal Year, a Trust Participant may elect to have the entire amount of contribution which is allocated to the Trust Fund on his behalf for such Fiscal Year invested in the Bond Investment Account.

                (b) BALANCE OF ACCOUNT. By written notice to the Committee on or before October 31, a Trust Participant (but not Beneficiaries) may elect to transfer his entire interest in the Stock and Bond Investment Account to the Bond Investment Account as of the next following Year-end valuation date under either of the following circumstances:

                     (1) If such Participant retires on or after the age of 65 years or pursuant to the Early or Total and Disability Retirement provisions of the Retirement Plan for Salaried Employees of First Federal of Michigan (or if such Plan has been terminated, such Participant terminates employment under circumstances that would have made him eligible for Early Retirement under said Plan if it had then been in effect), he may elect to transfer his entire interest in the Stock and Bond Investment Account to the Bond Investment Account as of the Year-end valuation date coinciding with or immediately following such retirement.

                     (2) Prior to such Trust Participant's retirement pursuant to the provisions of Section 7.05(b)(1), he may elect to transfer his entire interest in the Stock and Bond Investment Account to the Bond Investment Account as of any Year-end valuation date coinciding with or following the date on which he shall have attained at least the age of 50 years (60 years for the December 31, 1984 valuation date and valuation dates prior thereto).


The Committee shall notify the Trustee on or before each valuation date of the amounts to be transferred to the Bond Investment Account as of such date. All transfers shall be made based upon account values as of the valuation date although the Trustee may effectuate the transfer at such time or times thereafter and in such manner as may be, in the sole discretion of the Trustee, in the best interest of all Trust Participants.

         7.06 COMMON FUND. The Stock and Bond Investment Account and the Bond Investment Account shall each be considered a common Account in which the share of each Participant shall consist of an undivided interest in the respective assets of that Account. Each Participant's share in an Account shall be measured by the proportion that the net credits to his separate account bears to the total net credits to the accounts of all Participants in that Account as of the date that such share is being determined. Prior to the distribution dates hereinafter specified or the times when payments are made in conformity with the provisions of this Plan, the Participants, their Beneficiaries, heirs-at-law, or legal representatives shall receive no cash or other thing of current exchangeable value either from the Association or from the Trustee on account of or as a result of the Funds created.

         7.07 REVALUATION. As of December 31, 1961, and as of each succeeding December 31, with appropriate reservation of any current contribution received, the Trustee shall determine the net earnings or the net loss of the Stock and Bond Investment Account and the Bond Investment Account, including net capital gains or losses, if any, for the Fiscal Year ending on such date or since the last more recent determination, and shall revalue the Stock and Bond Investment Account and the Bond Investment Account, respectively, so as to reflect the increase or decrease in the value of the investments of each such Account as compared with the value of such investments as of the date of investment or of a subsequent revaluation. Upon written instruction from the

Committee, the Trustee shall make a similar determination and revaluation as of the end of any intervening calendar quarter. Each such revaluation shall be made by the Trustee at current market value, and its determination shall promptly be certified to the Committee and the Association.

         7.08 TERMINATION OF TRUST FUND. In the event of the termination of the Trust Fund under this Agreement, the Trust Fund shall be liquidated as soon as practicable and a final determination of the net earnings or loss of the Stock and Bond Investment Account and the Bond Investment Account, and a final determination of total value shall then be made as to the Stock and Bond Investment Account and the Bond Investment Account, generally in accordance with the provisions of Section 7.07, to reflect the improvement or impairment of the Stock and Bond Investment Account and the Bond Investment Account since the most recent determination, for the purpose of enabling the Committee and the Association to adjust and determine the then value of each Trust Participant's individual account in the Trust Fund for distribution upon such termination.

         7.09 COLLECTIVE INVESTMENTS BY TRUSTEE. Notwithstanding any other provision of this instrument, the Trustee may cause any part or all of the assets of this Trust to be invested collectively with the money and other assets of trusts created by others by causing such money and other assets to be invested as part of any common, collective or commingled trust fund, as the same may have heretofore been or may hereafter be established by any corporate Trustee, which is qualified under the provisions of Section 401(a) and exempt under the provisions of Section 501(a) of the Code, as the same may be amended. The money and other assets of this Trust so added to any such common, collective or commingled trust fund maintained by such Trustee shall be subject to all of the provisions of the declaration of trust, as the same may be amended, under which any such common, collective or commingled trust fund shall be maintained and for the period of any such collective investment of assets of this Trust such declaration of trust, as the same may be amended, shall constitute a part of this instrument.

         7.10 INVESTMENT IN WOODWARD FUNDS. Notwithstanding anything to the contrary, the Trustee is expressly authorized to invest any portion of the assets of the Trust Fund in any 1 or more of the Woodward Funds with respect to which the Trustee is also acting as investment advisor, custodian, or transfer and dividend disbursing agent, including the investment in additional shares of any 1 or more of the Woodward Funds with fees rebated to the Trust by the Trustee. The Trustee shall be entitled to receive fees for its acting as investment advisor, custodian, or transfer and dividend disbursing agent for the Woodward Funds so long as the Trustee rebates to the Trust the Trust's pro rata share of all fees paid to the Trustee by the Woodward Funds.

                                  ARTICLE VIII
                         ACCOUNTS OF TRUST PARTICIPANTS

         8.01 ESTABLISHMENT OF ACCOUNT. The Association shall establish and maintain a credit account for each Trust Participant, showing the balance of each Trust Participant's Net Trust Account Interest in the Stock and Bond Investment Account and the Bond Investment Account of the Trust Fund, and for such other purposes as may be useful in the administration of the Trust under this Agreement, and shall cause to be furnished to each Trust Participant annually a statement of his Net Trust Account Interest. The fact that accounts are established and maintained shall not be construed to mean under any circumstances or event that any Trust Participant has title to any specific asset held in Trust hereunder.

         8.02 ALLOCATION OF CONTRIBUTION. The Association shall allocate and credit each contribution to the Trust Fund to and among the accounts of Trust Participants sharing in such contribution in the exact amounts determined under
Section 6.01, Section 7.01 and Section 11.01, if applicable, subject to the limitations of Section 5.03 and Section 6.04, and in accordance with their election of the Stock and Bond Investment Account or Bond Investment Account under Section 7.05(a).

         8.03 ALLOCATION OF IMPROVEMENT OR IMPAIRMENTS. The Association shall allocate to each Trust Participant in the Trust Fund a portion of the improvement or impairment of the Stock and Bond Investment Account and the Bond Investment Account of the

Trust Fund as provided in Section 7.07, such portion being determined by the use of the ratio which the balance of each such credit account in the Stock and Bond Investment Account or the Bond Investment Account immediately prior to adjustment bears to the total of the respective balances of all such credit accounts immediately prior to such adjustment. Such adjustment shall be made prior to recognition of the Association's contribution to the Trust Fund for the current Fiscal Year.

         8.04 CURRENT VALUE OF PARTICIPANT'S ACCOUNT. Each credit account consisting of a Trust Participant's interest in the Stock and Bond Investment Account and the Bond Investment Account in the Trust Fund, when and as determined or redetermined as above provided, shall, until the next redetermination thereof, stand as the fixed value of the Trust Participant's current Net Trust Account Interest in the Trust Fund, subject only to interim addition or deduction, if any, for his individual account. Any distribution from the Trust Fund made to or for the account of a Trust Participant shall be charged forthwith to his account by the Association as provided herein.

         8.05 ALLOCATIONS IN EVENT OF TERMINATION OF TRUST FUND. In the event of termination of the Trust Fund under this Agreement, and upon liquidation of the Trust Fund as provided in Section 7.08, adjustments of the accounts of Trust Participants in the Trust Fund shall be made by allocation, generally in accordance with the foregoing Sections of this Article, of the improvement or impairment of the Stock and Bond Investment Account and the Bond Investment Account, respectively, since the most recent determination.

                                   ARTICLE IX
                          LISTS CERTIFIED TO COMMITTEE

         9.01 GENERAL. The Association shall keep the Committee informed as to Employees eligible to participate from time to time, and, concurrently with the Association's contribution to the Trust Fund, shall certify to the Committee a list of all the Employees of the Association eligible to participate therein showing the exact amount of the contribution to be credited to each eligible Employee's account as a Trust Participant, and opposite the name of each such person in such list there shall be set forth the following:

                (a)  His address;
                (b)  Date of his birth;
                (c)  His Employment Commencement Date;
                (d)  Date on which he became a Participant;
                (e)  His Compensation during the Plan Year; and
                (f) Such other pertinent information as the Trustee or the Committee shall request.

         9.02 TERMINATED PARTICIPANTS. As soon as practicable the Association shall furnish to the Committee a list of the names of the persons who ceased to be Participants during the preceding Plan Year, with a statement of the date and reason such persons respectively ceased being Participants. Information furnished under this Article IX shall be kept confidential, except to the extent necessary for administration of the Plan.

         9.03 ADDITIONAL INFORMATION. In addition to the foregoing, the Association shall upon request furnish the Committee such additional information regarding Employees and Trust Participants and their accounts as the Committee may reasonably require or request for the purposes of administering the Plan.

                                   ARTICLE X
                  DISTRIBUTION OF BENEFITS FROM THE TRUST FUND

         10.01 WITHDRAWALS DUE TO HARDSHIP. A Trust Participant may withdraw all or a part of his interest in the Trust Fund attributable to contributions to the Trust Fund (but after December 31, 1988 may not withdraw any earnings thereon) by submitting his written request to the Committee at such time and in such manner as shall be prescribed by the Committee.

                (a) The withdrawal request must be for an immediate and heavy financial need of the Participant and cannot exceed the actual amount necessary to meet the immediate financial need created by the hardship, and in no event will any such request be granted if not made due to an immediate and heavy financial need, which shall be limited to: an emergency involving serious illness, injury or accident, payment of unanticipated expenses for tuition for the next quarter or semester of post-secondary education of the Participant, his Spouse, children or dependents, the Participant unexpectedly being placed on suspended service status by the Association, or the Participant's purchase of a primary residence (excluding mortgage payments) under emergency circumstances.

                     Where the Trust Participant's Account is invested in both the Stock and Bond Investment Account and in the Bond Investment Account, the application shall indicate the proportion of the withdrawal which is to be made from the Stock and Bond Investment Account and that to be made from the Bond Investment Account. If the Committee shall find that the applicant has an immediate and heavy financial need that constitutes an extreme hardship as set forth above, the Committee shall direct the Trustee to make a distribution from either the Stock and Bond Investment Account or the Bond Investment Account of the Trust Fund, or both, in the proportions requested by the Participant, to or for the account of the Trust Participant in such amount, not in excess of the amount of contributions on behalf of the Trust Participant to the Trust Fund (excluding earnings thereon), as then appearing on the records of the Association as the Committee shall determine to be required for relief in the particular case, provided, that if the occasion for distribution is not attributable to a financial hardship due to suspended service or approved leave of absence by reason of sickness or accident, the distribution shall not exceed the amount of the contributions on behalf of the Participant to the Trust Fund as appearing on the records of the Association 24 full calendar months prior to the distribution.

                (b) With respect to withdrawal requests occurring on or after January 1, 1990, in order to obtain a hardship distribution, a Participant shall represent that the need cannot be relieved:

                     (1) Through reimbursement or compensation by insurance or otherwise,

                     (2) By reasonable liquidation of the Participant's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need,

                     (3) By cessation of contributions on his behalf under the Plan, or

                     (4) By other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Association or by any other employer, or by borrowing from commercial sources on reasonable commercial terms.


For purposes hereof, the Participant's resources shall be deemed to include those assets of his spouse and minor children that are reasonably available to him.

                (c) Furthermore, with respect to any withdrawal requests occurring on or after January 1, 1990, a Participant requesting a distribution shall:

                     (1) Sign an affidavit stating he has taken all distributions and nontaxable loans currently available under all plans of the Association;

                     (2) Agree that contributions on his behalf and his elective contributions and employee contributions to all other plans maintained by the Association will be suspended for at least 12 months after receipt of any hardship distribution hereunder;

                     (3) Agree that contributions on his behalf shall not be made to the Trust Fund for the Participant's taxable year occurring immediately after the taxable year of the hardship distribution to the extent such contributions are in excess of the result of $7,000 (multiplied by the Adjustment Factor) less the amount of the contribution to his account for the taxable year of the hardship distribution.


                     Such distribution shall be in cash from the account of the Trust Participant in either the Stock and Bond Investment Account or the Bond Investment Account in the Trust Fund, or both. In making a distribution under this Section, the Committee shall follow uniform and nondiscriminatory standards and its decision shall be final.

         10.02  DISTRIBUTION ON TERMINATION OF EMPLOYMENT OTHER THAN DUE TO
DEATH.

                (a) If the employment of a Trust Participant with the Association and all Related Companies shall terminate for any reason, including retirement under the Retirement Plan for Salaried Employees of First Federal of Michigan, but excepting death, the Net Trust Account Interest of such Trust Participant, if it does not then exceed, and at the time of any prior distribution did not exceed, $3,500 ($1,750 prior to January 1, 1985), or if the Participant elects in writing to receive an immediate distribution of his interest, shall be distributed to him or for his benefit in a cash lump sum promptly after determination of such Net Trust Account Interest; otherwise distribution of his Net Trust Account Interest (subject to continuing adjustment of his interest in the Stock and Bond Investment Account and the Bond Investment Account, respectively, for change, improvement or impairment) shall be deferred until the end of the Fiscal Year coinciding with or immediately following his attainment of age 65 or his death, if earlier, subject to the limits in Section 10.06 hereof. An election of a Participant to receive an immediate distribution of his interest shall be obtained in writing within the 90-day period preceding the date benefit payments begin. The Committee shall notify the Participant of the deferral of his distribution to his Normal Retirement Age in the absence of an election. Such notification shall include a general description of the material features, and an explanation of the relative values of and the forms of payment available under the Plan in a manner that would satisfy the notice requirements of Code Section 417(a)(3), and shall be provided no less than 30 days and no more than 90 days prior to the date benefit payments begin.

                     The consent of the Participant shall not be required to the extent that a distribution is required to satisfy Section 401(a)(9) or
Section 415 of the Code.

                (b) Anything herein to the contrary notwithstanding, if such Trust Participant shall at any time on or before December 31, 1988 and prior to or after his termination of employment, have waived any and all right to such lump-sum distribution and requested distribution in installments, the Committee may instruct the Trustee to distribute a part only of the Net Trust Account Interest of the Trust Participant from the Trust Fund, and the balance of such Net Trust Account Interest (subject to continuing adjustment of his interest in the Stock and

Bond Investment Account and the Bond Investment Account, respectively, for change, improvement or impairment) shall be distributed to or for his benefit in such additional installments, in cash or, if so directed by the Committee, in kind, over such period certain, as the Committee shall determine and instruct the Trustee, subject to the limitations set forth in Section 10.06 hereof. If at the time installment payments commence, the Trust Participant shall have an interest in both the Stock and Bond Investment Account and Bond Investment Account, each distribution shall be made on a pro rata basis from each such Account based upon his balances in each such Account as of the Year-end valuation date immediately preceding the installment distribution.

                (c) Unless a Trust Participant otherwise elects in writing, (and if the election occurs prior to January 1, 1989, the Committee approves such election), the payment of his Net Trust Account Interest shall commence not later than 60 days after the latest of the close of the Fiscal Year in which the Participant attains age 65, retires or otherwise terminates service for the Association and all Related Companies.

                (d) A Participant's interest in his Account balance shall at all times be fully vested and nonforfeitable.

         10.03  DISTRIBUTION UPON DEATH.

                (a) In the event of the death of any Trust Participant after December 31, 1984, the Trustees shall pay over and distribute the Net Trust Account Interest of such deceased

Participant to his Surviving Spouse, or to his designated Beneficiary, if there is no such Surviving Spouse, or if such Spouse consents to distribution to such Beneficiary in a manner conforming to a Qualified Election, in a lump sum (or if such distribution commences prior to January 1, 1989, in such amounts or installments and over such period certain, as determined by the Committee), commencing within 60 days following the end of the Plan Year in which occurred the Participant's death, subject to the limitations in Section 10.06 hereof.

                (b) If a Trust Participant shall die prior to January 1, 1985, and he has at such time an undistributed interest in the Trust Fund, the Net Trust Account Interest of such Trust Participant shall be distributed to the designated Beneficiary of the Trust Participant, or, in the absence of designation or if the last designated Beneficiary shall have predeceased the Trust Participant, to the Trust Participant's estate. Distribution shall be made promptly after determination of such Participant's interest, in a cash lump sum, or in kind if the Committee shall so determine, unless the Trust Participant shall have elected, in the manner set forth in Section 10.06 hereof, distribution by installments, in which event the Committee shall instruct the Trustee to distribute only a part of the Net Trust Account Interest of the Trust Participant from the Trust Fund and the balance of such Net Trust Account Interest (subject to continuing adjustment for Fund change, improvement or impairment) shall be distributed to or for the benefit of such Beneficiary in such amounts or installments, in cash, or if so directed by the

Committee, in kind, over such period certain, but not exceeding 15 years, as the Trust Participant shall have selected. If at the time the installment payments commence, the Beneficiary shall have an interest in both the Stock and Bond Investment Account and Bond Investment Account, each distribution shall be made on a pro rata basis from each such Account based upon his balances in each such Account as of the Year-end valuation date immediately preceding the installment distribution.

                (c)  For purposes of Article X, the following shall apply:

                     (1) QUALIFIED ELECTION. An election by the Trust Participant which designated a person other than his Spouse as Beneficiary will not be effective after December 31, 1984 unless the Plan has received a waiver of such Spouse's rights as Beneficiary hereunder. The waiver must satisfy the following requirements: (A) the waiver must be in writing; (B) the Participant's Spouse must consent to the waiver in writing; (C) the waiver must designate a beneficiary (or a form of benefits) which may not be changed without the Spouse's consent (unless the Spouse's consent expressly permits designations by the employee without any requirement of further Spousal consent); (D) the Spouse' consent must acknowledge the effect of the election and be witnessed by a notary public. Notwithstanding this consent requirement, if the Trust Participant establishes to the satisfaction of a Plan representative that such written consent may not be obtained because there is no Spouse or the Spouse cannot be located, an election will be deemed a Qualified Election. The Employee shall only be deemed to establish to the satisfaction of the Committee that such written consent may not be obtained because the spouse cannot be located by signing an affidavit to such effect witnessed by a notary public. Any consent obtained under this provision (or establishment that the Spouse's consent may not be obtained) will be valid only (A) with respect to the Spouse who signs the consent, or in the event of a deemed Qualified Election, the designated Spouse; and (B) with respect to the manner of benefit payment consented to by the Spouse. A subsequent Spouse shall not be bound by the consent of a prior Spouse. A consent that permits designations by the

         Participant without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited. A Spouse's consent shall be revocable by the Spouse unless otherwise set forth in the consent. The Plan shall be fully protected in relying upon a notarized statement from the Participant to the effect that he has no Spouse or upon a notarized consent by the purported Spouse of the Participant and shall have no liability to any Spouse for any payments made to the Participant in reliance upon such notarized statement or consent.

                          For purposes of this Section 10.03(c), the term Spouse or Surviving Spouse under this provision shall mean the present Spouse or a former Spouse of the Participant who will be treated as the Spouse or Surviving Spouse to the extent provided under a qualified domestic relations order as described in Section 414(p) of the Code.


         10.04 DESIGNATION OF BENEFICIARY. Each Trust Participant may, by written notice filed with the Committee, in such form as it shall prescribe, designate a Beneficiary to receive any benefit to which such Trust Participant may be entitled hereunder in the event of the death of the Trust Participant prior to the complete distribution of his interest in the Trust Fund. Any such designations shall be held on file by the Committee, and may be changed at any time by similar notice to the Committee. If after December 31, 1984, any Participant shall have failed to designate a Beneficiary, at the time of the death of the Participant the Committee shall pay any or all amounts held under this Trust for such Participant at the time of his death to the following in the order named:

                (a)  such Participant's then living widow or widower;
                (b) such Participant's then living children and issue of any deceased children in equal shares by right of representation;
                (c) such Participant's then living father and mother equally or to the survivor;
                (d) such Participant's then living brothers and sisters equally;
                (e)  such Participant's then living nephews and nieces equally;
                (f)  the estate of the Participant.

Prior to December 31, 1984, such amounts shall be distributed to the Participant's estate if he shall have failed to designate a Beneficiary.

         10.05 SUSPENSION. Any person who continues in the service of the Association, or of a Related Company, and who shall have become a Trust Participant under this Agreement, but whose status as an Employee shall have terminated, shall have his eligibility to receive allocations of Association contributions suspended for the period of such ineligibility (but shall be entitled to adjustment of his interest in the Stock and Bond Investment Account and the Bond Investment Account, respectively, for change, improvement or impairment) until such time as he becomes entitled, under the provisions of
Section 10.01, or by termination of employment, to a distribution from his Account in the Trust Fund, or until he shall return to eligible status as an Employee.

         10.06  LIMITATIONS ON DISTRIBUTIONS.

                (a) GENERAL. For Plan Years beginning on or after January 1, 1989, whenever any Participant or Beneficiary of a deceased Participant shall become entitled to receive a distribution under Sections 10.02, 10.03 or 10.06(b) hereof, such distribution shall be paid in a lump sum. In the case of any Participant who retired, became disabled, died or otherwise incurred a Separation from Employment prior to January 1, 1989, the terms and provisions of the Plan relating to payment of benefits in the form of either a lump sum or installments, subject to Committee consent as in effect prior to January 1, 1987 shall continue to apply until January 1, 1989.

                (b)  DISTRIBUTION REQUIREMENTS.   The following shall apply to
any distribution of a Participant's interest and shall take precedence over any inconsistent provisions of this Plan:

                     (1) GENERAL. All distributions under this Section 10.06 shall be determined and made in accordance with the Income Tax Regulations under Section 401(a)(9), including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the Regulations.

                     (2) REQUIRED BEGINNING DATE. The entire interest of a Participant must be distributed no later than the Participant's required beginning date. The required beginning date of a Participant is the first day of April of the calendar year following the calendar year in which the Participant attains age 70-1/2; provided, however, that if the Participant attains age 70-1/2 before January 1, 1988, his required beginning date shall be determined in accordance with (A) or (B) below:

                          (A) NON-5% OWNERS. The required beginning date of a Participant who is not a 5% owner is the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age 70-1/2 occurs.

                          (B) 5% OWNERS. The required beginning date of a Participant who is a 5% owner during any year beginning after December 31, 1979, is the first day of April following the later of:

                               (i) the calendar year in which the Participant attains age 70-1/2, or

                               (ii) the earlier of the calendar year with or
                     within which ends the Plan Year in which the Participant becomes a 5% owner, or the calendar year in which the Participant retires.

                     The required beginning date of a Participant who is not a 5% owner who attains age 70-1/2 during 1988 and who has not retired as of January 1, 1989, is April 1, 1990.

                     A Participant is treated as a 5% owner for purposes of this Section if such Participant is a 5% owner as defined in Section 416(i) of the Code (determined in accordance with Section 416 but without regard to whether the Plan is Top Heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age 66-1/2 or any subsequent Plan Year.

                     Once distributions have begun to a 5% owner under this Section, they must continue to be distributed, even if the Participant ceases to be a 5% owner in a subsequent year.

                     (3)  TRANSITIONAL RULE.  The limitations contained in this
         Section 10.06(b) shall not apply to any distributions made under a designation of a method of distribution; provided:

                          (A) The distribution by the trust is one which would not have disqualified such trust under Section 401(a)(9) of the Code as in effect prior to amendment by the Deficit Reduction Act of 1984.

                          (B) The distribution is in accordance with a method of distribution designated by the Participant whose interest in the trust is being distributed or, if the Participant is deceased, by a Beneficiary of such Participant.

                          (C) Such designation was in writing, was signed by the Participant or the Beneficiary, and was made before January 1, 1984.

                          (D) The Participant had accrued a benefit under the Plan as of December 31, 1983.

                          (E) The method of distribution designated by the Participant or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Participant's death, the Beneficiaries of the Participant listed in order of priority.

                          (F) If a designation is revoked, any subsequent distribution must satisfy the requirements of Section 401(a)(9) of the Code and the regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the trust must distribute, by the end of the calendar year following the calendar year in which the revocation occurs, the total amount not yet distributed which would have been required to have been distributed to satisfy Section 401(a)(9) of the Code and the regulations thereunder, but for the election made prior to January 1, 1984. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in
                Section 1.401(a)(9)-2 of Regulations under the Code. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from 1 plan to another plan, the rules in Q&A J-2 and Q&A J-3 of
                Section 1.401(a)(9)-1 of such Regulations shall apply.

                (c) SPECIAL RULES. In no event shall this Plan accept any direct or indirect transfer of assets of a defined benefit plan, money purchase pension plan (including a target benefit plan), stock bonus, or other profit-sharing plan which would otherwise provide for a life annuity form of payment to the Trust Participant, without prior amendment of this Plan to provide for a Qualified Joint and Survivor Annuity within the meaning of Code Sections 401(a)(11) and 417.

         10.07 QUALIFIED DOMESTIC RELATIONS ORDERS. If the Plan shall receive a domestic relations order, the following shall apply:

                (a) The Committee shall promptly notify the Trust Participant and each Alternate Payee (as hereinafter defined) of the Plan's receipt of such order, the provisions of this Section, and any other Plan procedures for determining the qualified status of such order under the Act.

                (b) Within a reasonable time after receipt of such order, the Committee shall request the Trust Participant and each Alternate Payee to notify the Plan whether they consent to or contest the validity of such order under the Act.

                (c) Thereafter, within a reasonable period of time after such persons have had an opportunity to consent to or contest the domestic relations order, including indicating, where appropriate, the reasons for their position, the Committee shall make a determination of whether such order is a "Qualified

Domestic Relations Order" (as hereinafter defined) and notify the Trust Participant and each Alternate Payee of such determination. In making such determination, the Committee may apply to a court of competent jurisdiction for its determination.

                (d) During any period in which the issue of whether a domestic relations order is a Qualified Domestic Relations Order is being determined (by the Committee, by a court of competent jurisdiction, or otherwise), the Committee shall separately account for the amounts which would have been payable to the Alternate Payee during such period if the order had been determined to be a Qualified Domestic Relations Order. Thereafter, the following shall apply:

                     (1) If within 18 months beginning with the date on which the first payment would be required to be made under the Qualified Domestic Relations Order, the order (or modification thereof) is determined to be a Qualified Domestic Relations Order, the Committee shall pay the segregated amounts (plus any interest thereon, if applicable) to the person or persons entitled thereto.

                     (2) If within 18 months beginning with the date on which the first payment would be required to be made under the Qualified Domestic Relations Order it is determined that the order is not a Qualified Domestic Relations Order, or the issue as to whether the order is a Qualified Domestic Relations Order is not resolved, then the Committee shall pay the segregated amounts (plus any interest thereon) to the person or persons who would have been entitled to such amounts if there had been no order. If the determination is made after the close of the 18-month period that the order is a Qualified Domestic Relations Order, such order shall be applied prospectively only.


                (e) To the extent that the Plan and any fiduciary under the Plan acts in accordance with the provisions of this Section in treating a domestic relations order as being (or not being) a Qualified Domestic Relations Order, or in taking action under paragraph (d), the Plan's obligation to the Trust Participant and to each of his Alternate Payees hereunder shall be discharged to the extent of any payment made pursuant hereto.

                (f) Upon written request by an Alternate Payee, the Committee shall pay the Alternate Payee all or a portion of the benefits to which he is entitled under a Qualified Domestic Relations Order unless the Order provides otherwise.

                (g) For purposes hereof, the following terms have the following meanings:

                     (1) "Qualified Domestic Relations Order" means a domestic relations order that qualifies under Section 206(d) of the Act.

                     (2) "Alternate Payee" means any spouse, former spouse, child or other dependent of a Trust Participant who is recognized by a domestic relations order as having a right to receive all or a portion of the benefits payable under the Plan with respect to the Trust Participant.


         10.08 UNCLAIMED BENEFITS. If at, after, or during the time when a benefit hereunder is payable to any Participant, Beneficiary or other distributee, the Committee or the Trustee shall mail by registered or certified mail to such Participant, Beneficiary or other distributee at his last known address a written demand for his then address, and if such Participant, Beneficiary or distributee shall fail to furnish the same to the Trustee within 4 years from the mailing of such demand, then such Participant, Beneficiary or other distributee shall forfeit his right to such benefit and such benefit shall reduce the amount of the Association's contribution for the Plan Year in which such 4-year period expires. Such forfeited benefit shall be reinstated if a claim for the same is made by the Participant, Beneficiary, or other distributee at any time thereafter by a contribution to the Plan by the Association in the amount forfeited.

         10.09  ELIGIBLE ROLLOVER DISTRIBUTIONS.

                (a) This Section 10.09 applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section 10.09, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

                (b) An "Eligible Rollover Distribution" is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include any distribution that is 1 of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of 10 years or more, any distribution to the extent such distribution is required under
Section 401(a)(9) of the Code, and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                (c) An "Eligible Retirement Plan" is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in
Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

                (d) A "Distributee" includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the Alternate Payee under a Qualified Domestic Relations Order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

                (e) A "Direct Rollover" is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

                                   ARTICLE XI
                              TOP HEAVY PROVISIONS

         If in any Plan Year beginning on or after January 1, 1984, the Plan is determined to be a Top Heavy Plan under Section 416 of the Code, the following provisions shall, to the extent required by said Section 416, become effective for such Plan Year and shall supersede any other provisions of the Plan which otherwise would apply for that Plan Year.

         11.01 MINIMUM CONTRIBUTIONS. At any time this Plan is a Top Heavy Plan, the Association shall make a minimum contribution for each Participant who is not a Key Employee under the Plan for the Plan Year as follows:

                (a) The amount of the minimum contribution shall be the lesser of the following percentages of Compensation:

                     (1)  3% of such Participant's Compensation; or

                     (2) The highest percentage at which such contributions are made under the Plan for the Plan Year on behalf of a Key Employee.

                          (A) For purposes of paragraph (2), all defined contribution plans required to be included in an Aggregation Group shall be treated as one plan.

                          (B) Paragraph (2) shall not apply if the Plan is required to be included in an Aggregation Group and the Plan enables a defined benefit plan required to be included in the Aggregation Group to meet the requirements of Sections 401(a)(4) or 410 of the Code.

                In determining whether the minimum contribution is made under this Section 11.01(a), (i) for Plan Years prior to January 1, 1989, contributions to the Plan which are allocated to a Participant under Article VI shall reduce the amount of the minimum contribution required to be made to the Participant's Account for the Plan Year and (ii) for Plan Years subsequent to December 31, 1988, contributions to the Plan which are allocated to a Participant under Article VI shall not be taken into account.

                (b)  There shall be disregarded for purposes of this Section
11.01 any contributions or benefits under Chapter 21 of the Code (relating to the Federal Insurance Contributions Act), Title II of the Social Security Act, or any other Federal or State law.

                (c) For purposes of this Section 11.01, the term "Participant" shall be deemed to refer to all Participants who have not separated from service at the end of the Plan Year, including, without limitation, individuals who declined to elect or make contributions to the Plan. Individuals who have
(1) failed to complete 1,000 Hours of Service (or the equivalent), (2) declined to make mandatory contributions into the Plan, or (3) been excluded from the Plan because such individual's compensation is less than a stated amount but must be considered Participants to satisfy the coverage requirements of Section 410(b) of the Code in accordance with Section 401(a)(5) of the Code, are considered Participants covered by the Plan for purposes of the minimums referred to in this Section 11.01.

                (d) Anything to the contrary in this Plan notwithstanding, if at any time when this Plan is a Top Heavy Plan, the Association also maintains a Top Heavy defined benefit plan and the defined benefit minimum referred to in
Section 416(c)(1) of the Code is provided in the Top Heavy defined benefit plan (offset by benefits provided by this Plan, if applicable), then this Section
11.01 shall not apply to this Plan.

         11.02  IMPACT UPON MAXIMUM CONTRIBUTIONS AND BENEFITS.

        For any Plan Year in which the Plan is a Top Heavy Plan or is a Super Top Heavy Plan, Article V, Section 5.03, shall be read by substituting "1.0" for "1.25" wherever it appears therein.

         11.03  TOP HEAVY AND SUPER TOP HEAVY PLAN DEFINED.

                (a) The Plan shall be deemed to be a "Top Heavy Plan" based upon the following:

                     (1) GENERAL. This Plan shall be deemed to be a Top Heavy Plan with respect to any Plan Year, if (A) as of the Determination Date (as defined in paragraph (3)(D) hereof), the Plan is not required to be included in an Aggregation Group with other plans and the present value of the cumulative accounts under the Plan when considered by itself for Key Employees exceeds 60% of the present value of the cumulative accounts under the Plan for all Participants and the Plan is not included in a permissive Aggregation Group that is not a Top Heavy Group, or (B) the Plan is required to be included in an Aggregation Group (as defined in paragraph (2)(A) below), and such group, after considering any permissible Aggregation under paragraph
         (2)(A) below, is a Top Heavy Group (as defined in paragraph (2)(B) below). For purposes hereof, in computing the present value of cumulative accounts for periods prior to January 1, 1985, amounts attributable to deferral elections by Participants under Article VI shall be excluded.

                     (2)  AGGREGATION.  For purposes of this paragraph (a):

                            (A)  AGGREGATION GROUP.

                               (i)  REQUIRED AGGREGATION.  The term
                          "Aggregation Group" means:

                                    (I)  Each plan (including plans terminated
                          within the 5-year period ending on the Determination
                          Date) of the Association in which a Key Employee is a participant, and

                                    (II) Each other plan of the Association
                          which enables any plan described in (I) to meet the requirements of Section 401(a)(4) or 410 of the Code.

                               (ii) PERMISSIBLE AGGREGATION.  The Association
                     may treat any plan not required to be included in an Aggregation Group under subparagraph (i) as being part of such group, if such group would continue to meet the requirements of Sections 401(a)(4) and 410 of the Code with such plan being taken into account.

                          (B) TOP HEAVY GROUP. The term "Top Heavy Group" means any Aggregation Group if:

                                 (i)  The sum (as of the Determination Date) of:

                                    (I)  The present value of the cumulative
                          accrued benefits for Key Employees under all defined benefit plans included in such group, and

                                    (II) The aggregate of the accounts of Key
                          Employees under all defined contribution plans included in such group,

                               (ii) Exceeds 60% of a similar sum determined for
                     all Trust Participants.

                     (3)  SPECIAL RULES.

                          (A) DISTRIBUTIONS DURING LAST 5 YEARS. For purposes of this paragraph (a), in determining the present value of the cumulative aggregate benefit for any Trust Participant, or the amount of any Account of any Trust Participant, such present value or amount shall be increased by the aggregate distributions made with respect to such

Trust Participant under the Plan during the 5-year period ending on the Determination Date.

                          (B) ROLLOVER CONTRIBUTIONS. Except to the extent provided in Regulations issued pursuant to Code Section 416, any Rollover Contributions (or similar transfer) initiated by the Trust Participant and made after December 31, 1983, to the Plan shall not be taken into account with respect to the transferee plan for purposes of determining whether such plan is a Top Heavy Plan (or whether any Aggregation Group which includes such plan is a Top Heavy Group).

                          (C) TRUST PARTICIPANTS WHO DO NOT PERFORM AN HOUR OF SERVICE. Effective for Plan Years beginning after December 31, 1984, if any Trust Participant has not performed an Hour of Service during the 5-year period ending on the Determination Date, any accrued benefit for such Trust Participant and the Account of such Trust Participant shall not be taken into account.

                          (D) DETERMINATION DATE. The Determination Date is the last day of the preceding Plan Year, except that in the case of the first Plan Year of any plan, it shall be the last day of such Plan Year. If more than 1 plan is aggregated, the present value of accrued benefits and accounts shall be determined separately under each plan as of each plan's Determination Date and the plans shall then be aggregated by adding the results of each plan as of the Determination Dates for such plans that fall within the same calendar year.

                          (E) DEFINED BENEFIT PLANS. In determining the present value of accrued benefits for all defined benefit plans, the accrued benefit for each current participant shall be computed as if the participant voluntarily terminated service as of the most recent Valuation Date which is within a 12-month period ending on the Determination Date. For purposes hereof:

                              (i) In the first Plan Year of any plan, the accrued benefit for a current participant shall be determined as if the participant terminated service as of the Determination Date (the last day of the Plan Year) and for any subsequent year the accrued benefit for such participant shall be determined as if the individual terminated service as of the most recent Valuation Date which is within a 12-month period ending on the Determination Date.

                             (ii)   The Valuation Date shall be the same
                     Valuation Date as used in computing plan costs for minimum funding requirements, regardless of whether a valuation is performed for the year.

                            (iii) The actuarial assumptions set forth in the plan for purposes of Section 416 of the Code shall apply.

                             (iv) The present value shall be determined based upon a benefit payable commencing at Normal Retirement Age (or attained age, if later).

                              (v) Subsidized early retirement benefits and subsidized benefit reductions shall not be taken into account unless they are non-proportional subsidies.

                             (vi) Solely for the purpose of determining if the Plan, or any other plan included in a required Aggregation Group of which this Plan is a part, is Top Heavy (within the meaning of Section 416(g) of the Code) the accrued benefit of an Employee other than a Key Employee (within the meaning of Section 416(i)(1) of the Code) shall be determined under (I) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Association and Related Companies, or (II) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code.

                          (F) DEFINED CONTRIBUTION PLANS. In a defined contribution plan, the present value of accrued benefits as of the Determination Date for any individual is the sum of:

                               (i) The account balance of the individual as of the most recent Valuation Date occurring within a 12-month period ending on the Determination Date, and

                               (ii) An adjustment for contributions due as of
                     the Determination Date.

                               In the case of a plan not subject to the minimum
                funding requirements of Section 412 of the Code, the adjustment in (ii) is generally the amount of any contributions actually made after the Valuation Date, but on or before the Determination Date; provided, however, that in the first Plan Year of the Plan, such adjustment shall also reflect the amount of any contributions made after the Determination Date that are allocated as of a date in that first Plan Year. If the plan is subject to said minimum funding requirements, the account balance in (i) shall include contributions that would be allocated as of a date not later than the Determination Date, even though those amounts are not yet required to be contributed, such as contributions waived in prior years and contributions not paid that result in a funding deficiency. In addition, an adjustment shall be made to (ii) to reflect the amount of any contribution actually made (or due to be made) after the Valuation Date, but before the expiration of the extended payment period permitted by Code Section 412(c)(10). For purposes of this paragraph (F) the "Valuation Date" shall be (i) the same Valuation Date as used in computing plan costs for minimum funding purposes, if the plan is subject to said minimum funding requirements, or (ii) if the plan is not subject to minimum funding requirements, the date established by the plan for valuing and adjusting all account balances.

                          (G) PARTICIPANTS WHO CEASE TO BE KEY EMPLOYEES. If any Participant is a Non-Key Employee with respect to any Plan for any Plan Year, but he was a Key Employee with respect to such Plan for any prior Plan Year, any accrued benefit for such Participant and the Account of such Participant shall not be taken into account.

                          (H) ACCRUED BENEFIT. Solely for the purpose of determining if the Plan, or any other plan included in a required Aggregation Group of which this Plan is a part, is Top Heavy (within the meaning of Section 416(g) of the Code) the accrued benefit of an Employee other than a Key Employee (within the meaning of Section 416(i)(1) of the Code) shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Association and Related Companies, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code.


                (b) The Plan shall be a Super Top Heavy Plan if it would be a Top Heavy Plan under the provisions of Section 11.03(a), but substituting "90%" for "60%" in the ratio test in Section 11.03(a)(1) and (2).

                                  ARTICLE XII
                             SPENDTHRIFT PROVISIONS

         Neither the principal of the Trust Fund nor any of the income therefrom, nor interest in the Trust whatsoever, shall be subject to any conveyance, transfer or assignment by any Trust Participant or Beneficiary, nor shall the same be pledged as collateral security for any debt of any Trust Participant or Beneficiary, nor shall the same be subject to any claim of any creditor of any Trust Participant or Beneficiary through legal process or otherwise, or to any domestic relations order, unless such an order is determined pursuant to Section 10.07 hereof, to be a Qualified Domestic Relations Order, as defined in Section 414(p) of the Code, or any domestic relations order entered before January 1, 1985. If under any such order, payment is required to be made to an Alternate Payee within the meaning of
Section 206(d)(3)(D) of the Act, the interest rate assumption used in determining the present value of any benefit shall be the interest rate used (as of the date of determination) by the Pension Benefit Guaranty Corporation for purposes of determining the present value of a lump sum distribution on Plan termination. It is the intention to place the absolute title to all properties which shall constitute the assets of the Trust in the Trustee, with power to pay out the same and distribute the Trust assets only as provided by this Agreement. Any attempted sale, conveyance, assignment or pledge of any of the funds or properties held in Trust, or any part thereof, or any income from the Trust, other than pursuant to a Qualified Domestic Relations Order, by any Trust Participant or Beneficiary shall be null and void, and shall not be recognized by the Trustee. No Trust Participant or Beneficiary shall be deemed to have any fully vested interest in the Trust or in the Trust Fund until he shall have become entitled to payment or until the Trust shall be terminated.

                                  ARTICLE XIII
                   RIGHTS OF PARTICIPANTS AND THE ASSOCIATION

         Neither the establishment of this Plan, nor any provisions of this Agreement or modifications thereof, nor the granting of any benefits, nor the creation of any fund or account, nor the acquisition of any property by the Trustee, shall be held or construed as creating any contract, or as giving any Employee, Participant, Trust Participant or Beneficiary, or any person whomsoever, any legal or equitable rights against the Association, the Trustee, or the Committee, except as may be specifically provided in this Agreement or conferred by affirmative action of the Association or the Committee in accordance with the terms of this Agreement, nor shall it be held or construed as giving any Employee, Participant, or other officer or employee of the

Association the right to be retained in the service of the Association, and the Association expressly reserves its right to discharge without liability, other than for salary or wages due and unpaid, any employee or employees whenever the interests of the Association may in its sole discretion so require.

                                  ARTICLE XIV
                                  THE TRUSTEE

         14.01  The Trustee shall administer the Trust Fund under the Plan:

                (a) solely in the interest of the Participants and Beneficiaries under the Plan and for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying the reasonable expenses of administering the Plan;

                (b) with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; and

                (c) by diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances, it is not prudent to do so;

provided, however, that the aforesaid diversification requirement and prudence requirement (only to the extent that it requires diversification) shall not be regarded as violated by the acquisition or holding of "qualifying employer real property" or "qualifying employer securities" as those phrases are used in Section 404(a)(2) of the Act if and to the extent permitted under Section 408(e) of the Act.

                Subject to the foregoing, the Trustee shall have power, in its uncontrolled discretion and judgment, to invest and reinvest in any securities or other properties which are legal investments for Trustees in the State of Michigan and which are not prohibited by the Act. Notwithstanding any other provision of this instrument, the Trustee, upon written instruction by the Board of Directors of First Federal of Michigan, shall cause the Trust Fund to be invested and reinvested based upon the percentages of fixed income securities and equity securities specified by such Board of Directors and in such event the Trustee shall be in no way and to no extent liable for any loss or losses which may directly or indirectly result from the Board of Directors' exercise of its power to specify such percentages, to the extent so exercised.

                Notwithstanding any provisions of Section 14.01 of this Plan to the contrary, except Section 14.01(a), (b) and (c), with respect to the Bond Investment Account of the Trust Fund, investments shall be made primarily in securities of the United States of America and, the Trustee may cause any part or all of the money of the Bond Investment Account to be commingled with the money of employee benefit trusts created by others which are qualified under the Code, as now or hereafter amended, or may cause such money to be invested as a part of the NBD Bank Treasury Investment Fund, and money of this Trust so added to any such trust or Fund at any time shall be subject to all of the provisions of such Trust or Fund as it is amended from time to time.

         14.02 The Trustee's fees for administering the Trust shall be such as may be mutually agreed upon in writing between the Association and the Trustee, and the Association agrees to pay the same. In the event the Association shall not pay them, the Trustee shall have a lien therefor, and may deduct such fees, together with any and all necessary expenses incurred by the Trustee in the administration of the Trust, from the Trust Fund.

         14.03 The Trustee shall take, hold, manage, sell, exchange, pledge, transfer, and otherwise deal with and dispose of the Trust property and shall exercise the powers herein conferred upon it in accordance with this Agreement. The Trustee shall invest and reinvest the principal and income of the Trust Fund as provided in Section 14.01, but may maintain such portions of the Stock and Bond Investment Account and the Bond Investment Account of the Trust Fund in cash, without liability for interest thereon, as it shall deem advisable.

         14.04 To the extent permitted by the Act, the Trustee shall have the power but shall not be obligated to make advances to or for the benefit of the Trust Fund, and to borrow money on its behalf (but not from the Association), for the protection or preservation of the Trust or to carry out the purposes of the

Trust; and for the repayment of all such advances and borrowings, with interest at rates generally prevailing for like loans, it may give to the lender a lien upon any and all funds or other property at any time in the Trust. The Trustee shall not, however, make any distribution, payment, loan, or advance to any Trust Participant or Beneficiary except as specifically authorized or permitted by this Agreement.

         14.05 The Trustee shall have the right, subject to the approval of the Committee, to employ agents, and counsel, who may be of counsel for the Association, and to pay their reasonable compensation and expenses, and the Trustee, to the extent permitted by the Act, shall not be liable for any neglect, omission, or wrongdoing of any such agent or counsel, providing that reasonable care shall have been exercised in their selection.

         14.06 The Trustee may register, or may hold in bearer form, title to stocks, bonds, or other securities or other property in the Trust either in its own name or in the name of its nominee, and with or without designation of fiduciary capacity, and the Trustee shall be liable for any loss which, but for the exercise of the authority so given, would not have occurred.

         14.07 The Trustee shall have authority to execute and deliver proxies, powers of attorney, agreements, and such other documents as it may deem necessary or advisable, in administering the Trust.

         14.08 The Trustee shall have the power to determine whether money and property coming into its hands hereunder shall be treated as principal or income, and to apportion expenses, gains or losses to principal or income.

         14.09 In addition to the powers and authority specifically enumerated herein, the Trustee shall have such other powers and authority as it may deem necessary for full and complete management of the Trust and to carry out the purposes of the Trust. Should it become necessary to perform any act in administering the Trust and there is neither direction in this Agreement nor direction of the Committee on file with the Trustee and no such direction can be obtained after reasonable inquiry, the Trustee shall have full power and discretion to act and in so acting shall be fully protected and absolved from all liability except as provided by the Act.

         14.10 The acts of the Trustee hereunder shall be binding and conclusive on everyone with whom it deals, and no one not a party hereto or a Participant or Beneficiary hereunder shall be required to take cognizance of the provisions of this Agreement, nor be permitted to question the authority of the Trustee in the premises, nor be required or permitted to inquire as to the disposition or application of any moneys paid to the Trustee.

         14.11 The Trustee shall keep and maintain such accounts and records of the Trust and shall make such periodic reports to the Committee as it shall deem necessary and proper or as the Committee may require. Copies of such reports shall be delivered by the Trustee to the Association. Reports and accounts of the Trustee may be settled by correspondence or other agreement between the Association and the Trustee and any such settlement agreement shall be considered final and binding upon the Association, the Trustee, Employees, Trust Participants and their Beneficiaries.

         14.12 The Trustee is a party to this Agreement solely for the purposes set forth in this Agreement and to perform the acts set forth in this Agreement, and no obligation or duty shall be expected or required of it except as expressly stated herein. Except as provided by the Act, the Trustee shall not, in any event, be liable to any person for any action taken or for any failure to act if such action or non-action is in accordance with the written direction, authorization, instruction or certification of the Committee.

         14.13 The Association may remove the Trustee by written notice of such removal mailed to the Trustee at its last known address as shown by the records of the Committee, or by delivering written notice to the Trustee. Such removal shall take effect in not less than 30 days nor more than 60 days following the date of mailing or delivery of such notice and upon the acceptance of the Trust by a Successor Trustee. The Trustee may resign upon giving like notice.

         14.14 In no event shall such resignation or removal terminate this Trust, but the Association shall have the duty of forthwith appointing a Successor Trustee who or which will agree to carry out the terms of this Trust. In the case of the resignation or removal of the Trustee, the Trustee shall forthwith assign, transfer, and deliver to the Successor Trustee all funds, property, and books of account (or copies thereof) in its possession under this Agreement, provided that the Trustee shall have a lien on the Trust Fund for all fees and expenses chargeable to the Trust Fund until paid.

                                   ARTICLE XV
                                   AMENDMENTS

         15.01 The Association reserves the right to amend this Agreement at any time and from time to time, and all parties to this Agreement or claiming any interest thereunder shall be bound thereby; provided, however, that no Trust Participant, or other person having an already accrued interest in the Trust, shall, without his consent, be deprived of any interest in the Trust already existing, or have any such interest adversely affected, or have an "optional form of benefit" eliminated within the meaning of Section 204(g)(2) of ERISA, except to the extent, if any, required to permit the Trust to qualify or to maintain its qualification as a tax exempt employees' trust under the Code, the Act, or any other present or future laws or regulations, federal or state, pertaining to such trusts, nor shall any amendment change the duties, powers, compensation or liability of the Trustee without its written consent thereto. In no event shall any amendment have the effect of vesting in or reverting to the Association any right, title or interest in or to any property or funds held by the Trustee under this Agreement. The decision of the Committee shall be binding upon the Participants, Beneficiaries and all other persons and parties interested as to whether or not any amendment does deprive a Participant or any other person or party of any interest already existing or adversely affects such interest. Any such amendment or termination shall be effective when signed by the President (or Vice President) and Secretary (or Treasurer) of the Association and filed with the Trustee. The consent of the Trustee shall not be necessary unless in its discretion its duties or liabilities have been increased.

                No amendment shall reduce the vested percentage of any Participant. Further, if the Plan's vesting schedule is amended in any way that directly or indirectly affects the computation of the Participant's vested percentage or if the Plan is deemed amended by an automatic change to or from a Top Heavy vesting schedule, each Participant with 3 (5 for Participants who do not have at least 1 Hour of Service on or after January 1, 1989) or more Years of Service is permitted to elect to have his vested percentage computed without regard to such amendment. The period during which the election may be made shall commence on the date the amendment is adopted and shall end as of the later of:

                  (a)  60 days after the amendment is adopted;
                  (b)  60 days after the amendment becomes effective; or

                (c) 60 days after the Participant is issued a written notice of the amendment by the Committee.

         15.02 Notwithstanding any other provision of this Agreement, in the event that the Trust under this Agreement shall fail to qualify or to maintain its qualification as a tax-exempt employees' trust under the Code, the Act or any other present or future laws or regulations, federal or state, pertaining to such trusts, the Association may continue the Plan contemplated in this Agreement as a plan for cash distribution to Participants of the entire amount of the contribution for each succeeding Fiscal Year as determined under Section 5.01, with all Participants being deemed to have failed to elect to become Trust Participants under the provisions of Section 6.02. In such event, this Agreement shall be deemed to be a declaration of an employees' benefit program as distinguished from an agreement between the Association and the Trustee, and the Trustee's function hereunder shall be deemed limited to such activity in the course of distribution of the interests of Trust Participants in the Trust Fund as shall be consistent with such change of circumstances.

                Anything herein to the contrary notwithstanding, Charter One shall not have authority to amend this Plan to reduce or eliminate any contribution required to be made on behalf of Plan Participants for periods prior to the Company Merger Effective Time.

                                  ARTICLE XVI
                             TERMINATION AND MERGER

         16.01 Although it is contemplated by the Association that this Agreement and Plan shall be permanent, it is recognized that at some future date sound and prudent business judgment may require that the Association cease payments into the Trust Fund or otherwise, and the Association, therefore, reserves the right to terminate at any time this Agreement and its obligations to make contributions hereunder.

         16.02 If the Association should abandon the Plan and/or the Trust, through a complete discontinuance of contributions or otherwise, or if the Association should determine to liquidate or dissolve, or if a receiver of the Association be appointed, or if pursuant to the right of change or termination reserved to it in this Agreement, the Association should terminate or partially terminate the Trust, the Accounts of all affected present and former Participants as then appearing upon the records of the Trustee shall continue to be fixed, fully vested and nonforfeitable, and the Trustee shall determine the value of the Trust Fund hereunder in accordance with Section 7.08. The Association shall thereupon make all proper allocations of said Fund in accordance with Section 8.05, and shall determine the interest of each then Trust Participant hereunder. Thereafter, each newly determined account in said Fund shall continue to be held in the Trust Fund for distribution to the Trust Participants and/or the Beneficiaries thereof in cash or its equivalent in





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
kind, in accordance with the distribution provisions of the Plan. The Trustee shall not, however, without its consent, be required to effect any distribution of such accounts until written evidence of approval by the Commissioner of Internal Revenue of such termination and distribution shall have been submitted to the Trustee. If 1 employer of the Association, as defined in Article II, ceases to be a party to this Plan, the assets of the Trust Fund allocable to the Participants of such employer shall be determined and distributed in accordance with the provisions of this Section 16.02. In all other aspects, this Plan with the remaining employer or employers, shall continue in full force and effect. Notwithstanding the above, a Participant of the terminating employer who transfers his employment within 30 days to the remaining active employer hereunder, shall remain an active Participant under the Plan and will receive no distribution in accordance with the above.

         16.03 The Plan shall not be merged with or consolidated with any other plan, and shall not transfer its assets or liabilities to any other plan, unless each Participant would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefits which he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then been terminated).

                                  ARTICLE XVII
                                 MISCELLANEOUS

         17.01 The Trustee hereby accepts this Trust and agrees to hold all the property now or hereafter constituting Trust properties hereunder, subject to all the terms and conditions of this Agreement.

         17.02 All persons accepting benefits under the Plan shall be deemed to have consented to the terms of this Agreement.

         17.03 The Plan and Trust described in this Agreement are embodied in their entirety in this Agreement, and the Trustee and the Committee shall not be required to make any reference to any other document or writing for the purpose of interpreting or administering this Trust and the Plan herein contained, except as to such further certifications by the Association and/or the Committee as are provided for in this Agreement. Under no circumstances or conditions whatsoever shall any funds which at any time have been contributed to the Trust, or any funds or properties at any time held by the Trustee under the Trust, or any property at any time subject to the Trust, ever inure or revert to the benefit of the Association, or to the individual benefit of any member of the Committee, except to the extent that such member of the Committee may be entitled to benefit as a Trust Participant under this Agreement.

         17.04 This Agreement shall be construed, regulated and administered according to the laws of the State of Michigan.

         17.05 This Agreement shall be binding upon and applicable to the Participants, Trust Participants, Beneficiaries, their heirs, executors, administrators and assigns, and on the successors and assigns of the Association, the Committee and the Trustee.

         IN WITNESS WHEREOF, FIRST FEDERAL OF MICHIGAN and NBD BANK have caused these presents to be signed by their duly qualified officers and have caused their corporate seals to be affixed hereto by the proper officers respectively authorized so to do on the day and date first above written.


ATTEST:                        FIRST FEDERAL OF MICHIGAN



/s/ W. S. Fambrough            By    /s/ C. Gene Harling
--------------------              -----------------------
                                   C. Gene Harling,
                                   Chairman of the Board, President
                                   and Chief Executive Officer
                                   (Corporate Seal)


ATTEST:                        NBD BANK



/s/ Steven D. Vandi Clay       By /s/ ?????
------------------------          -----------------------
                                   (Corporate Seal)





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